As filed with the Securities and Exchange Commission on April 9, 2021

SEC File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NexGel, Inc.
(Exact name of registrant as specified in its charter)

Delaware	3841	26-4042544
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2150 Cabot Blvd West,
Suite B
Langhorne, PA 19047
(215) 702-8550

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Adam Levy
NexGel, Inc.
President and Chief Executive Officer
2150 Cabot Blvd West,
Suite B
Langhorne, PA 19047
(215) 702-8550

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Jeffrey M. Quick, Esq.

Quick Law Group, P.C.

1035 Pearl Street, Suite 403

Boulder, CO 80302

Tel. (720) 259-3393

Fax. (303) 845-7315

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

(Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be registered	Number of shares of common stock to be registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (4)
Common Stock underlying Senior Secured Promissory Notes (2)	15,000,000	$0.10	$1,500,000	$163.65
Common Stock underlying Common Stock Purchase Warrant (2)	6,000,000	$0.125	$750,000	$81.83
Common Stock underlying Common Stock Purchase Warrant (2)	5,000,000	$0.15	$750,000	$81.83
Total	26,000,000		$3,000,000	$327.30

(1)	Includes up to an aggregate of 26,000,000 shares of the NexGel, Inc.’s common stock, par value $0.001 per share, consisting of up 15,000,000 shares of common stock issuable upon conversion of a senior secured promissory note and up to 11,000,000 shares of common stock issuable upon exercise of common stock purchase warrants that may be sold from time to time pursuant to this registration statement by Actus Fund, LLC, the selling stockholder.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on exercise price applicable to shares issuable upon conversion of Senior Secured Promissory Note and the exercise of the Common Stock Purchase Warrants.

(3)	The fee is calculated by multiplying the aggregate offering amount by .0001091, pursuant to Section 6(b) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED

APRIL 9, 2021

PRELIMINARY PROSPECTUS

NEXGEL, INC.

15,000,000 Shares of Common Stock Underlying Convertible Note

11,000,000 Shares of Common Stock Underlying Convertible Warrants

This prospectus relates to the offering and resale by Auctus Fund, LLC (the “Auctus” or the “Selling Stockholder”) of up to 26,000,000 shares of common stock of NexGel, Inc. (the “Company” or “NexGel,” “we,” “our” and “us”). These shares include 15,000,000 shares of Common Stock underlying a convertible Senior Secured Promissory Notes (the “Note”) in the principal amount of $1,500,000 have been issued to the Selling Stockholder and 11,000,000 shares of common stock issuable upon exercise of warrants (collectively, the “Warrants”) issued and sold to the Selling Stockholder in connection with the Note. The Note and the Warrants were issued to the Selling Stockholder pursuant to a Securities Purchase Agreement, dated March 11, 2021 (the “SPA”) between NexGel and the Selling Stockholder.

There is currently no trading market for the shares of our common stock. However, we intend to apply to be listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB as soon as is practical.

As a result of there currently being no trading market for the shares of our common stock, the Selling Stockholder may only sell the shares underlying the Note and Warrants at a fixed price of $0.10 per share until our common stock is listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time they may be sold at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. While we believe that we will qualify for quotation on the OTCQB and we intend to pursue application for admission to the OTCQB, we cannot assure you that our common stock will, in fact, be quoted on the OTCQB.

We will not receive any of the proceeds from the sale of common stock by the Selling Stockholder. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 4 of this prospectus before making a decision to purchase our stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2021

ii

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Information contained on our website is not part of this prospectus.

iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our historical financial statements and related notes included elsewhere in this prospectus, or any accompanying prospectus supplement before making an investment decision. In this prospectus, unless the context requires otherwise, all references to “we,” “our,” “us” and the “Company” refer to NexGel, Inc.

Overview

We manufacture high water content, electron beam cross-linked, aqueous polymer hydrogels, or gels, used for wound care, medical diagnostics, transdermal drug delivery and cosmetics. We specialize in custom gels by capitalizing on proprietary manufacturing technologies. We have historically served as a contract manufacturer, supplying our gels to third parties who incorporate them into their own products. Our products are manufactured using proprietary and non-proprietary mixing, coating and cross-linking technologies. Together, these technologies enable us to produce gels that can satisfy rigid tolerance specifications with respect to a wide range of physical characteristics (e.g., thickness, water content, adherence, absorption, moisture vapor transmission rate (a measure of the passage of water vapor through a substance) and release rate) while maintaining product integrity. Additionally, we have the manufacturing ability to offer broad choices in the selection of liners onto which the gels are coated. Consequently, our customers are able to determine tolerances in moisture vapor transmission rate and active ingredient release rates while personalizing color and texture. Once the gels are manufactured according to a customer’s specifications, the gels are generally shipped to the customer via a contract carrier (e.g., United Parcel Service, Inc.). The Company is implementing a new strategy to become a consumer products business focused on proprietary branded products and white label opportunities.

Industry and Markets

Our hydrogels are currently being marketed in the U.S. and abroad for the following applications:

•	Drug Delivery. Delivering medication through hydrogel patches has important advantages over traditional methods of drug delivery. Hydrogel patches are less intrusive, painless, allow for pre-planned medication time periods, can potentially release medication in a manner consistent with the body’s own glandular activity (by avoiding dosage spikes and/or digestive alteration), and minimize side effects related to the medication via injection or ingestion.

•	Other Medical Applications. Hydrogel patches are being used for transdermal applications such as hormone replacement therapy and contraception, treatment of acne, shingles, diabetes, motion sickness, treatment of angina with nitroglycerin and treatment of smoking addiction using nicotine and palliatives (i.e., pain relievers).

•	Non-Prescription Therapeutic Applications. Hydrogel patches are also used in the medical community and are also directly marketed to consumers for topical application of over the counter (“OTC”) drugs such as non-prescription acne treatments, pain relievers, diet preparations, cough suppressants, treatment of warts, calluses and corns, and pain relief.

•	Moist Wound and Burn Dressings. Hydrogel dressings have long been used for treating wounds and burns. Clinical trials have demonstrated the benefits of moist wound healing versus traditional dressings. Some of these benefits include immediate anti-inflammatory effects, allowing for freer cell flow and less scarring, increased absorption of exudate, and accelerated healing.

•	Components of Medical Devices. Several medical devices utilize hydrogels as components. These devices include active drug delivery systems such as iontophoresis, warming and cooling devices, medical electrodes and various medical products for sensitive skin.

•	Cosmetic Applications. Hydrogel patches and applications can deliver cosmetic skin care products to consumers and skin care providers for uses that include moisturizers, face masks, cooling masks and applicators.

NexGel was incorporated on January 13, 2009 under the laws of the State of Delaware.  Effective June November 14, 2019, we changed our name from AquaMed Technologies, Inc. to NexGel, Inc. to better reflect the new focus of our business.

Our principal executive offices are located at 2150 Cabot Blvd. West, Suite B, Langhorne, Pennsylvania 19047, telephone number (215) 702-8550. Our website address is www.nexgel.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

Auctus Financing

On March 11, 2021 (the “Issuance Date”), we entered into a securities purchase agreement (the “Auctus Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”), pursuant to which the Company issued to Auctus a senior secured convertible promissory note in the principal amount of $1,500,000 (the “Auctus Note”). We received net proceeds of $1,337,000 (after deducting fees and expenses related to the transaction, including a payment to Alere (as defined and discussed below). We intend to use the net proceeds for working capital and general corporate purposes.

The Auctus Note has a maturity date of one year from the Issuance Date. The Auctus Note bears interest at a rate of 12% per annum, which is also payable on maturity, with the understanding that the first 12 months of interest (equal to $180,000) is guaranteed and deemed to be earned in full as of the Issuance Date. In the event the Company fails to pay any amount when due under the Auctus Note, the interest rate will increase to the greater of 16% or the maximum amount permitted by law. The Auctus Note may be prepaid during the first 180 calendar days from the Issuance Date subject to a 110% prepayment penalty on all principal and accrued but unpaid interest then outstanding. The Auctus Note may not be paid in whole or in part after 180 calendar days from the Issuance Date.

Auctus may convert any amount due under the Auctus Note at any time, and from time to time, into shares of our common stock at a conversion price of $0.10 per share; provided, however, that Auctus may not convert any portion of the Auctus Note that would cause it to beneficially own in excess of 4.99% of the Company’s common stock. The conversion price and number of shares of our common stock issuable upon conversion of the Auctus Note will be subject to adjustment from time to time for any subdivision or consolidation of shares and other standard dilutive events.

The Auctus Note contains a number of events of default, including but not limited to the following: (i) our failure to be quoted or listed (as applicable) on the OTCQB, OTCQX, any tier of the NASDAQ Stock Market, the New York Stock Exchange, or the NYSE American within 120 days of the Issuance Date (the “Trading Date”) and (ii) our failure to file a registration statement covering the Auctus’ resale at prevailing market prices (and not fixed prices) of all of the common stock underlying the Auctus Note and the Auctus Warrants (as defined below) within 30 calendar days following the Issuance Date, (ii) cause the registration statement to become effective within 150 calendar days following the Issuance Date. An event of default is subject to a confession of judgement against us in the favor of Auctus. Additionally, the Auctus Note is secured by all of our assets pursuant to a security agreement that was entered into in connection with the issuance of the Auctus Note (the “Security Agreement”); provided, however, the Security Agreement will be automatically terminated as of the Trading Date assuming no event of default then exists.

In connection with the issuance of the Auctus Note, Auctus was also issued two five-year warrants as follows: the first warrant was to purchase up to an aggregate of 6,000,000 shares of our common stock at an exercise price of $0.125 per share (the “First Auctus Warrant”) and the second warrant was to purchase up to an aggregate of 5,000,000 shares of our common stock at an exercise price of $0.15 per share (the “Second Auctus Warrant”). The First Auctus Warrant and the Second Auctus Warrant are referred to herein as the “Auctus Warrants” and the shares of our common stock underlying the Auctus Warrants are referred to as the “Auctus Warrant Shares”.

Auctus may not exercise the Auctus Warrants with respect to any number of Auctus Warrant Shares that would cause it to beneficially own in excess of 4.99% of our common stock. The Auctus Warrants may be exercised for cash, or, if the “market price” of our common stock is greater than the Auctus Warrant’s exercise price, and there is not an effective registration statement covering the Auctus Warrant Shares, the Auctus Warrants may be exercised on a cashless basis. The number of shares of common stock to be deliverable upon exercise of the Auctus Warrants is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events, or in the event the Company effects a reorganization, reclassification, merger, consolidation, disposition of assets, or other fundamental transaction.

Pursuant to the Auctus Purchase Agreement, we granted Auctus piggyback registration rights with respect to the shares underlying the Auctus Note and the Auctus Warrant. In addition, we agreed that, while any amount remains unpaid under the Auctus Note, it would not sell securities on more favorable terms than those provided to Auctus, without adjusting Auctus’ terms accordingly. Further, among other things, we agreed that, while any amount remains unpaid under the Auctus Note, it would not enter into any variable rate transactions.

Further and in connection with the issuance of the Auctus Note, we entered into a registration rights agreement with Auctus (the “Registration Rights Agreement”) whereby it we agreed to (i) file with the Securities and Exchange Commission a registration statement covering resale by Auctus at prevailing market prices (and not fixed prices) of all of the common stock underlying the Auctus Note and the Auctus Warrants within 30 calendar days following the Issuance Date, (ii) cause the registration statement to become effective within 150 calendar days following the Issuance Date.

Alere Financial, A Division of Cova Capital Partners, LLC (“Alere”), served as the placement agent for the Auctus Note and received a total cash fee equal to $120,000 (or 8% of the principal amount of the Auctus Note). Mr. Levy, the Company’s Chief Executive Officer and Chief Financial Officer, is affiliated with Alere but has waived any portion of such fee received by Alere to which he is entitled as an affiliate of Alere.

The Offering

Common stock offered by the Selling Stockholder:

Up to 15,000,000 shares of our common stock to be offered by the Selling Stockholder upon the conversion of the senior secured promissory note and up to 11,000,000 shares of our common stock to be offering the Selling Stockholder upon the exercise of the common stock purchase warrants

Common stock outstanding prior to the offering:	102,893,779

Common stock outstanding after this offering:	128,893,779

Use of proceeds:	We will not receive any proceeds from the sale of the common stock offered by the Selling Stockholder.

Trading Symbol:	None. There is currently no trading market of the shares of our common stock.

Risk factors:	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 4 of this prospectus before deciding whether or not to invest in shares of our common stock.

In this prospectus, unless otherwise indicated, the number of shares of common stock is based on 102,893,779 outstanding shares of common stock as of April 9, 2021. This number excludes:

●	12,455,949 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $0.0245 per share;

●	7,367,500 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of approximately $0.0507; and

●	1,383,333 shares of common stock granted as restricted stock to Adam Levy, our Chief Executive Officer and Chief Financial Officer which vested on March 8, 2021.

Summary of Financial Data

The following information represents selected audited financial information for our company for the years ended December 31, 2020 and 2019. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations of this prospectus.

	Year Ended (in thousands)
	December 31, 2020	December 31, 2019
Statements of Operations Data:
Revenue	$674	$717
Cost of revenues	965	854
Operating expenses:
Selling, general and administrative	1,969	1,787
Total operating expenses	1,969	1,787
Loss from operations	(2,260)	(1,924)
Total other (income) expenses	(4)	1
Income taxes	–	–
Net loss	$(2,264)	$(1,923)

Balance Sheet Data (at end of period):
Cash	$32	$261
Total assets	2,257	1,890
Total stockholders’ equity	71	380

Cash Flow Data:
Net cash used in operating activities	(1,801)	(1,814)
Net cash used in investing activities	(312)	-
Net cash provided by financing activities	1,884	2,075

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information in this offering memorandum, before deciding whether to invest in shares of our common stock. If any of the following risks actually occur, our business, financial condition and results of operations would suffer. In that case, the trading price of our common stock would likely decline and you might lose all or part of your investment in our common stock. The risks described below are not the only ones we face. Additional risks that we currently do not know about or that we currently believe to be immaterial may also impair our business, financial conditions and results of operations.

Risks Relating to Our Business

The report of our independent registered public accounting firm contains an explanatory paragraph as to our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all.

Because we have had recurring losses, negative cash flows from operating activities, and no cash on hand, the report of our independent registered public accounting firm, with respect to our financial statements at December 31, 2020, and for the year ended December 31, 2020, contains an explanatory paragraph as to our potential inability to continue as a going concern. This opinion indicates that substantial doubt exists regarding our ability to remain in business. Such an opinion may adversely affect our ability to obtain new financing on reasonable terms or at all.

Our future success depends upon market acceptance of our existing and future products.

We believe that our success will depend in part upon the acceptance of its existing and future products by the medical community, hospitals and physicians and other health care providers, third-party payers, and end-users. Such acceptance may depend upon the extent to which the medical community and end-users perceive our products as safer, more effective or cost-competitive than other similar products. Ultimately, for our products to gain general market acceptance, it may also be necessary for us to develop marketing partners for the distribution of our products. There can be no assurance that our products will achieve significant market acceptance on a timely basis, or at all. Failure of some or all of our future products to achieve significant market acceptance could have a material adverse effect on our business, financial condition, and results of operations.

Coronavirus could adversely impact our business by delaying our ability to receive raw materials and manufacture our product, effectively manage our business, or conduct meetings.

As the concern for the Coronavirus (“COVID-19”) continues, the outbreak of the COVID-19 could disrupt our supply chain, as well as our own operations due to absenteeism by infected or ill members of management or other employees, or absenteeism by members of management and other employees who elect not to come to work due to the illness affecting others in our office or plant, or due to quarantines. COVID-19 illness could also impact members of our Board of Directors resulting in absenteeism from meetings of the directors or committees of directors, and making it more difficult to convene the quorums of the full Board of Directors or its committees needed to conduct meetings for the management of our affairs.

We are dependent on significant customers.

Our hydrogel manufacturing business is currently our sole source of revenue, and much of this revenue is generated from a limited number of clients, who account for a substantial percentage of our total revenues. For the year ended December 31, 2020, three major customers accounted for approximately 78% of our revenue, with each customer individually accounting for 45%, 22%, and 11% respectively. The loss of any of our significant customers would have a significantly negative effect on our overall operations.

We have no contracts in place with our customers. The absence of such contracts could result in periods during which we must continue to pay costs without revenues.

Our sales are made on a purchase order basis and we do not have contracts with our customers. Accordingly, our customers are not required to purchase a minimum amount of our products, and we therefore could have periods during which we have no or limited orders for our products, which will make it difficult for us to operate as we will have to continue paying our expenses. We cannot provide assurance that we will be able to timely locate new customers, if at all, when our existing customers are not placing orders. The periods in which we have no or limited purchase orders for our products would have a material adverse effect on our business and financial condition.

We operate in a highly competitive industry.

Competition from other hydrogel manufacturers is intense. There can be no assurance that we can develop products that are more effective or achieve greater market acceptance than competitive products, or that our competitors will not succeed in developing or acquiring products and technologies that are more effective than those being developed by us, that would render our products and technologies less competitive or obsolete.

Our competitors enjoy several competitive advantages over us, including some or all of the following:

•	large and established distribution networks in the U.S. and/or in international markets;
•	greater financial, managerial and other resources for products research and development, sales and marketing efforts and protecting and enforcing intellectual property rights;
•	significantly greater name recognition;
•	more expansive portfolios of intellectual property rights; and
•	greater experience in obtaining and maintaining regulatory approvals and/or clearances from the FDA and other regulatory agencies.

Our competitors’ products will compete directly with our products. In addition, our competitors, as well as new market entrants, may develop or acquire new products that will compete directly or indirectly with our products. The presence of this competition in our market may lead to pricing pressure which would make it more difficult to sell our products at a price that will make us profitable or prevent us from selling our products at all. Our failure to compete effectively would have a material and adverse effect on our business, results of operations and financial condition.

We are subject to governmental regulations.

As a manufacturer of medical products, we are generally subject to regulation by the FDA and the Federal Trade Commission, among other state and federal governmental authorities in the U.S., with respect to the manufacturing, marketing, labeling, record keeping, claims and advertising of our products. Our hydrogel manufacturing facility is also subject to various state regulations.

Failure to comply with applicable regulatory requirements can result in, among other things, suspensions or withdrawals of approvals or clearances, seizures or recalls of products, injunctions against the manufacture, holding, distribution, marketing and sale of a product, civil and criminal sanctions. Furthermore, changes in existing regulations or the adoption of new regulations could prevent us from obtaining, or affect the timing of, future regulatory approvals. Meeting regulatory requirements and evolving government standards may delay marketing of our products for a considerable period of time, impose costly procedures upon our activities and result in a competitive advantage to larger companies that compete against us.

We have limited sales, marketing and distribution capabilities.

We currently have limited sales, marketing and distribution capabilities. We must either develop our own sales, marketing and distribution capabilities, which will be expensive and time consuming, or make arrangements with third parties to perform these services for us. If we enter into third party arrangements, the third parties may not be capable of successfully selling any of our products. If we decide to market any of our products on our own, we will have to commit significant resources to developing a marketing and sales force and supporting distribution capabilities. If we decide to enter into arrangements with third parties for performance of these services, we may find that they are not available on terms acceptable to us, or at all. If we are not able to establish and maintain successful arrangements with third parties or build our own sales and marketing infrastructure, our business and financial condition will be adversely affected.

Our products risk exposure to product liability claims.

We are exposed to potential product liability risks, which are inherent in the testing, manufacturing and marketing of our products. We may incur significant expense investigating and defending any product liability claims, even if they do not result in liability. Moreover, even if no judgments, fines, damages or liabilities are imposed on us, our reputation could suffer, which could have a material adverse effect on our business, financial condition and results of operations.

We are reliant upon two manufacturers for key ingredients of the manufacture of our hydrogels.

The Dow Chemical Company and the BASF Corporation are the principal manufacturers of the two polymers, polyethylene oxide and polyvinylpyrrolidone, respectively, that we primarily use in the manufacture of hydrogels. Although we have not experienced significant production delays attributable to supply changes, we believe that developing alternative sources of supply for the polymers used to make our current hydrogels would be difficult over a short period of time. Because we have no direct control over its third-party suppliers, interruptions or delays in the products and services provided by these third parties may be difficult to remedy in a timely fashion. In addition, if such suppliers are unable or unwilling to deliver the necessary raw materials or products, we may be unable to redesign or adapt our technology to work without such raw materials or products or find alternative suppliers or manufacturers. In such events, we could experience interruptions, delays, increased costs or quality control problems, which would have a material and adverse effect on our business, results of operations and financial condition.

There can be no assurance that our internal controls over financial reporting will be able to detect fraud or other issues.

We will be required under the Sarbanes-Oxley Act of 2002 to include a report of management on our internal controls that contains an assessment by management of the effectiveness of our internal control over financial reporting. Because and so long as we are an emerging growth company, our public accounting firm auditing our financial statements will not be required to report on the effectiveness of internal control over financial reporting, and our stockholders will not have the benefit thereof. Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. However, a control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. There can be no assurance that all control issues or fraud will be detected. In connection with the Merger, and as we continue to grow our business, our internal controls continue to become more complex and require more resources.

Our ability to provide customers with competitive services is dependent on our ability to attract and retain qualified personnel, including our senior management team.

Our ability to grow and provide our customers with competitive services is partially dependent on our ability to attract and retain highly motivated people with the skills necessary to serve our customers. Personnel with the requisite skills, qualifications, or security clearance may be in short supply or generally unavailable. The loss of personnel could impair our ability to perform under certain contracts, which could have a material adverse effect on our consolidated financial position, results of operations, prospects and cash flows.

In addition, due to the Merger, uncertainty around future employment opportunities, facility locations, organizational and reporting structures, and other related concerns may impair our ability to attract and retain qualified personnel. If employee attrition is higher than expected due to difficulties encountered in the integration process it may adversely impact our ability to realize the anticipated benefits of the Merger.

We may need to raise additional capital, and we cannot be sure that additional financing will be available.

We will need to fund our ongoing working capital, capital expenditure and operating requirements through cash flows from operations and new sources of capital, including additional financing. Our ability to obtain future financing will depend on, among other things, our financial condition, results of operations and prospects, as well as on the condition of the capital markets or other credit markets at the time we seek financing. Increased volatility and disruptions in the financial markets could make it more difficult and more expensive for us to obtain financing. In addition, the adoption of new statutes and regulations, the implementation of recently enacted laws or new interpretations or the enforcement of older laws and regulations applicable to the financial markets or the financial services industry could result in a reduction in the amount of available credit or an increase in the cost of credit. There can be no assurance that we will have sufficient access to the capital markets on terms that we will we find acceptable.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results or financial condition.

GAAP and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to revenue recognition, business combinations, impairment of goodwill, indefinite-lived intangible assets and long-lived assets, inventory and equity-based compensation, are highly complex and involve many subjective assumptions, estimates and judgments. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments could significantly change our reported or expected financial performance or financial condition.

Our ability to pursue strategic acquisitions and partnerships may impact our ability to compete in the markets we serve.

Besides pursuing organic growth, we may explore potential strategic acquisitions that could allow us to expand our operations. However, we may be unable to identify attractive candidates or complete acquisitions on terms favorable to us. In addition, our ability to successfully integrate the operations we acquire and leverage these operations to generate revenue and earnings growth may significantly impact future revenue and earnings as well as investor returns. Integrating acquired operations is a significant challenge and there is no assurance that we will be able to manage such integrations successfully. Failure to successfully integrate acquired operations may adversely affect our cost structure, thereby reducing our margins and return on investment.

We have also entered into, and expect to seek to enter into, additional strategic partnerships with other industry participants as part of an effort to expand our business. However, we may be unable to identify attractive strategic partnership candidates or complete such partnerships on terms favorable to us. In addition, if we are unable to successfully implement our partnership strategies or our strategic partners do not fulfill their obligations or otherwise do not prove advantageous to our business, our investments in such partnerships and our anticipated business expansion could be adversely affected.

Achieving our growth objectives may prove unsuccessful. We may be unable to identify future attractive acquisitions and strategic partnerships, which may adversely affect our growth. In addition, our ability to consummate or integrate acquisitions or to consummate or implement our strategic partnerships may be materially and adversely affected.

Risks Relating to our Common Stock and Capital Structure

No market for our common stock currently exists and an active trading market may not develop or be sustained and our stock price may fluctuate significantly once we do trade.

There is currently no public market for our common stock. We intend to apply to list our common stock on the Nasdaq Capital Market or the OTC Markets. However, an active trading market for our common stock may not develop or may not be sustained in the future. The lack of an active market may make it more difficult for stockholders to sell our shares and could lead to our share price being depressed or volatile.

We cannot predict the prices at which our common stock may trade. The market price of our common stock may fluctuate widely, depending on many factors, some of which may be beyond our control, including:

•	actual or anticipated fluctuations in our operating results due to factors related to our business;
•	success or failure of our business strategies;
•	our quarterly or annual earnings, or those of other companies in our industry;
•	our ability to obtain financing as needed;
•	announcements by us or our competitors of significant acquisitions or dispositions;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	the failure of securities analysts to cover our common stock after we commence trading;
•	changes in earnings estimates by securities analysts or our ability to meet those estimates;
•	the operating and stock price performance of other comparable companies;
•	overall market fluctuations;
•	results from any material litigation or government investigation;
•	changes in laws and regulations (including tax laws and regulations) affecting our business;
•	changes in capital gains taxes and taxes on dividends affecting stockholders; and
•	general economic conditions and other external factors.

Furthermore, our business profile and market capitalization may not fit the investment objectives of some Alliqua stockholders and, as a result, these Alliqua stockholders may sell their shares of our common stock after the Distribution. Substantial sales of our common stock may occur, which could cause our stock price to decline. Low trading volume for our stock, which may occur if an active trading market does not develop, among other reasons, would amplify the effect of the above factors on our stock price volatility.

We cannot assure you that we will pay dividends on our common stock, and our indebtedness may limit our ability to pay dividends on our common stock.

The timing, declaration, amount and payment of future dividends to stockholders will fall within the discretion of our Board of Directors. Our Board of Directors’ decisions regarding the payment of future dividends will depend on many factors, including our financial condition, earnings, capital requirements of our business and covenants associated with debt obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that our Board of Directors deems relevant. There can be no assurance that we will pay a dividend in the future or continue to pay any dividend if we do commence paying dividends.

The interests of our principal stockholders, officers and directors, who collectively beneficially own approximately 54% of our stock, may not coincide with yours and such stockholders will have the ability to control decisions with which you may disagree.

As of April 9, 2021, our principal stockholders, officers and directors beneficially owned approximately 54% of our common stock. As a result, our principal stockholders, officers and directors will have the ability to control matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of our company and make some future transactions more difficult or impossible without the support of our controlling stockholders. The interests of such stockholders may not coincide with your interests or the interests of other stockholders.

Your percentage ownership in us may be substantially diluted in the future.

We are currently authorized to issue up to 3,000,000,000 shares of common stock. As of April 9, 2021, only 102,893,779 of shares of common stock are issued and outstanding. As such, and without a vote of our stockholders, your percentage ownership in us may be substantially diluted in the future because of equity awards that we expect to grant to our directors, officers and other employees. We expect to continue to approve grants of common share-based equity awards to our directors, officers and other employees. In addition, we may issue equity as all or part of the consideration paid for acquisitions and strategic investments that we may make in the future or as necessary to finance our ongoing operations, which might also result in substantial dilution to your percentage ownership.

We are an “emerging growth company” and a “smaller reporting company” and may elect to comply with reduced public company reporting requirements applicable to emerging growth companies, and are subject to lesser public company reporting requirements applicable to smaller reporting companies, which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” until the earliest of  (i) the last day of the fiscal year in which we have total annual gross revenues of  $1.07 billion or more; (ii) the fifth anniversary of the Distribution; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. In addition, we are a “smaller reporting company” and accordingly are required to provide less public disclosure than larger public companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will incur costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public reporting company, and particularly after we are no longer an emerging growth company, we will incur significant legal, accounting and other expenses. The Sarbanes-Oxley Act and rules subsequently implemented by the SEC, have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will entail significant legal and financial compliance costs and will make some activities more time consuming and costly. For example, we expect that these rules and regulations may make it difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept low policy limits and coverage.

Provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and of Delaware law may prevent or delay an acquisition of our company, which could decrease the trading price of our common stock.

Several provisions of our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware law may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable. These include provisions that:

•	permit us to issue blank check preferred stock as more fully described under “Description of Our Capital Stock Anti-Takeover Effects of Various Provisions of Delaware Law and Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws”;
•	require stockholders to follow certain advance notice and disclosure requirements in order to propose business or nominate directors at an annual or special meeting; and
•	limit our ability to enter into business combination transactions with certain stockholders.

These and other provisions of our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware law may discourage, delay or prevent certain types of transactions involving an actual or a threatened acquisition or change in control of us, including unsolicited takeover attempts, even though the transaction may offer our stockholders the opportunity to sell their shares of our common stock at a price above the prevailing market price. See “Description of Our Capital Stock Anti-Takeover Effects of Various Provisions of Delaware Law and Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws” for more information.

Our Amended and Restated Bylaws include a forum selection clause, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Our Amended and Restated Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any internal corporate claims within the meaning of the Delaware General Corporation Law (“DGCL”), (ii) any derivative action or proceeding brought on our behalf, (iii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or employees to us or to our stockholders, or (iv) any action asserting a claim arising pursuant to any provision of the DGCL, will be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware). Specifically, the sole and exclusive forum for such legal actions shall be (i) first, the Court of Chancery of the State of Delaware, (ii) second, if the Court of Chancery of the State of Delaware lacks jurisdiction, the Superior Court of the State of Delaware, or (iii) third, if the Superior Court of the State of Delaware lacks jurisdiction, the United States District Court for the District of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision will apply to state and federal law claims, including claims under the federal securities laws (including actions arising under the Exchange Act or the Securities Act), although our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under federal securities laws. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions. This forum selection provision in our bylaws may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us. It is also possible that, notwithstanding the forum selection clause included in our bylaws, a court could rule that such a provision is inapplicable or unenforceable.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	our ability to continue as a going concern;

•	inadequate capital;

•	inadequate or an inability to raise sufficient capital to execute our business plan;

•	our ability to comply with current good manufacturing practices;

•	loss or retirement of key executives;

•	our plans to make significant additional outlays of working capital before we expect to generate significant revenues and the uncertainty regarding when we will begin to generate significant revenues, if we are able to do so;

•	adverse economic conditions and/or intense competition;

•	loss of a key customer or supplier;

•	entry of new competitors;

•	adverse federal, state and local government regulation;

•	technological obsolescence of our manufacturing process and equipment;

•	technical problems with our research and products;

•	risks of mergers and acquisitions including the time and cost of implementing transactions and the potential failure to achieve expected gains, revenue growth or expense savings;

•	price increases for supplies and components; and

•	the inability to carry out our business plans.

For a discussion of these and other risks that relate to our business and investing in shares of our common stock, you should carefully review the risks and uncertainties described elsewhere in this prospectus. The forward-looking statements contained in this prospectus are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed under the section titled and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this information statement. You should evaluate all forward-looking statements made in this information statement in the context of these risks and uncertainties.

No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this information statement or to reflect the occurrence of unanticipated events, except as required by law.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the Selling Stockholder and we will not receive any proceeds from the sale of these shares.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Current Public Market for Our Stock

No public market for our common stock currently exists. The value of our common stock is based on observable pricing on financing transactions and ranged from $0.04 to $0.08 during the fiscal year ended 2020 and the first fiscal quarter of 2021, excluding the shares of common stock underlying the Note and the Warrants.

We intend to apply to be listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB as soon as is practical. While we believe that we will qualify for quotation on the OTCQB and we intend to pursue application for admission to the OTCQB, we cannot assure you that our common stock will, in fact, be quoted on the OTCQB.

Holders

As of December 31, 2020, there were over 1,160 shareholders of record and 99,331,579 shares of common stock outstanding. As of April 9, 2021, there are 102,893,779 shares of common stock outstanding.

Dividends

Historically, we have not paid any dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.

Transfer Agent

Our transfer agent is Continental Stock Transfer & Trust Company, whose address 1 State Street, 30th Floor, New York, New York 10004 and telephone number is (212) 845-3269.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is intended to help prospective investors understand our business, financial condition, results of operations, liquidity and capital resources. You should read this discussion in conjunction with our financial statements and related notes thereto included elsewhere in this information statement.

The statements in this discussion regarding industry outlook, expectations regarding our future performance, liquidity and capital resources and other non-historical statements are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in “Special Note Regarding Forward-Looking Statements.” Actual results may differ materially from those contained in any forward-looking statements.

The NexGel Financial Statements, discussed below, reflect the NexGel financial condition, results of operations, and cash flows. The financial information discussed below and included in this information statement, however, may not necessarily reflect what the NexGel financial condition, results of operations, or cash flows would have been had NexGel been operated as a separate, independent entity during the periods presented, or what the NexGel financial condition, results of operations, and cash flows may be in the future.

Overview

We manufacture a high-water content, electron beam cross-linked, aqueous polymer hydrogels, or gels, used for wound care, medical diagnostics, transdermal drug delivery and cosmetics. We believe that we are one of the leading manufacturers of high-performance gels in the United States. We specialize in custom gels by capitalizing on proprietary manufacturing technologies. We have historically served as a contract manufacturer, supplying our gels to third parties who incorporate them into their own products. Our contract manufacturing business provides custom hydrogels to the OEM market. We have recently launched an initiative to produce and market consumer products based on our unique technology. We believe there will be significant interest for applications in beauty and cosmetics, foot care, and over the counter remedies.

Results of Operations

Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019

The Spin-Off

On June 21, 2019, AquaMed became an independent company through the pro rata distribution (“Spin-Off”) by Adynxx, Inc. (“Adynxx” and the “Parent”) in connection with the closing of a reverse merger between Adynxx, Inc. and Alliqua BioMedical, Inc., of AquaMed’s common stock for common stock of Parent. Adynxx, Inc. was previously known as Alliqua BioMedical, Inc. and subsequently changed its name to Adynxx, Inc. on May 3, 2019. The terms and conditions of the Spin-Off provided that each record holder of Parent stock as of April 22, 2019, received one share of AquaMed common stock in book-entry form and resulted in the distribution of 5,005,211 shares of common stock of AquaMed. Following the distribution (“Capitalization”), all existing operations were distributed to AquaMed with the exception of a corporate lease for property in Yardley, Pennsylvania which was retained by Adynxx, Inc.

Following the distribution (“Capitalization”), all existing operations were distributed to AquaMed with the exception of a corporate lease for property in Yardley, Pennsylvania which was retained by Adynxx, Inc.

Pursuant to the Spin-Off and in exchange for the 5,005,211 shares of common stock, NexGel assumed the following net liabilities from Parent as of June 21, 2019 ($ in thousands):

Assets:
Cash	$186
Accounts receivable, net	72
Inventory	140
Prepaid expenses and other current assets	101
Property and equipment, net	155
Operating lease - right of use asset	976
Other assets	178
Total assets	1,808

Liabilities:
Accounts payable	(496)
Accrued expenses and other current liabilities	(395)
Operating lease liability	(976)
Long-term operating lease liability
Total liabilities	(1,867)

Net liabilities assumed in Spin-Off on June 21, 2019	$(59)

Basis of Presentation

The balance sheet as of December 31, 2020 and the statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2020 consists of the balances of NexGel as prepared on a stand-alone basis. The statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2019 were prepared on a “carve-out” basis for the periods and dates prior to the Spin-Off. Prior to the separation, these financial statements were derived from the consolidated financial statements and accounting records of Adynxx, Inc.

Prior to the Spin-Off, Adynxx used a centralized approach to cash management and financing its operations, including the operations of the Company. Accordingly, none of the cash of Adynxx have been attributed to the Company in the financial statements. Transactions between Adynxx and the Company were accounted for through Parent’s Net Investment.

The expenses, including executive compensation, have been allocated by management based either on specific attribution of those expenses or, where necessary and appropriate, based on management’s best estimate of an appropriate proportional allocation.

Results of Operations

Revenues, net.

For the year ended December 31, 2020 revenues were $674 thousand and decreased by $43 thousand when compared to $717 thousand for the year ended December 31, 2019. The decrease in our overall revenues was due to the impact of the Covid-19, however, sales have begun to return to higher levels during the initial part of 2021.

Gross profit (loss). Our gross loss was $291 thousand for the year ended December 31, 2020 compared to a gross loss of $137 thousand for the year ended December 31, 2019. The margin/loss recorded for the year ended December 31, 2020, as compared to a loss recorded for the year ended December 31, 2019, was primarily due to the higher volume of contract manufacturing sales and lower manufacturing labor costs. Gross loss was approximately (43%) for the year ended December 31, 2020 compared to a gross loss of (19%) for the year ended December 31, 2019.

The components of cost of revenues are as follows for the years ended December 31, 2020 and 2019 ($ in thousands):

	Year Ended December 31,
	2020	2019
Cost of revenues
Materials and finished products	$190	$130
Share-based compensation	1	1
Compensation and benefits	464	370
Depreciation and amortization	28	43
Equipment, production and other expenses	282	310
Total cost of revenues	$965	$854

Cost of revenues increased by $111 thousand to $965 thousand for the year ended December 31, 2020, as compared to $854 thousand for the year ended December 31, 2019. The increase in cost of revenues is primarily attributable to our fixed overhead and compensation and benefits costs as our facility is operating at approximately 10% capacity.

Selling, general and administrative expenses. The following table highlights selling, general and administrative expenses by type for the years ended December 31, 2020 and 2019 ($ in thousands):

	Year Ended December 31,
	2020	2019
Selling, general and administrative expenses
Compensation and benefits	$462	$359
Share-based compensation	232	4
Depreciation and amortization	13	24
Other expenses and professional fees	1,262	1,400
Total selling, general and administrative expenses	$1,969	$1,787

Selling, general and administrative expenses increased by $182 thousand to $1.97 million for the year ended December 31, 2020, as compared to $1.79 million for the year ended December 31, 2019. The increase in selling, general and administrative expenses is primarily attributable to our costs for professional fees, executive compensation, share-based compensation and other administrative expenses in the current period operating as a stand-alone entity.

Compensation and benefits increased by $103 thousand to $462 thousand for the year ended December 31, 2020, as compared to $359 thousand for the year ended December 31, 2019. The number of employees increased compared to the prior period upon the spin-off as a stand-alone company.

Share-based compensation increased by $228 thousand to $232 thousand for the year ended December 31, 2020, as compared to $4 thousand for the year ended December 31, 2019. The increase in share-based compensation related to the issuance of 12,705,949 stock options and the issuance of restricted awards to our officers, employees and advisors.

Other Expenses and professional fees decreased by $138 thousand to $1.3 million for the year ended December 31, 2020 from $1.4 million for the year ended December 31, 2019. Other selling, general and administrative expenses generally consist of costs associated with our selling efforts and general management, including information technology, travel, training and recruiting. We continued to incur legal, accounting and consulting fees associated with public company governance requirements, however, the decrease in professional fees compared to the prior year period was the primary result in the cost reduction.

Liquidity and Capital Resources

As of December 31, 2020, we had $32 thousand of cash, compared to $261 thousand of cash at December 31, 2019. Net cash used in operating activities was $1.80 million and $1.81 million for the years ended December 31, 2020 and 2019, respectively.

Net cash used in investing activities during the years ended December 31, 2020 was $312 thousand. No cash was used in investing activities during the year ended December 31, 2019.

Net cash provided by financing activities for the year ended December 31, 2020 was $1,884,000 which is attributable to the issuance of common stock of Net cash provided by financing activities for the year ended December 31, 2020 was $1,884,000 which is attributable to the issuance of common stock of $1,370,000 and proceeds of a notes payable of $414,000 and convertible notes payable of $100,000. For the year ended December 31, 2019 cash flows from financing activities were $2,075,000 which is composed of $730,000 from the issuance of common stock and $1,345,000 of advances from our former Parent.

At December 31, 2020, current assets totaled $363,000 and current liabilities totaled $1,332,000, as compared to current assets totaling $513,000 and current liabilities totaling $801,000 at December 31, 2019. As a result, we had working capital deficit of $969,000 at December 31, 2020, compared to a working capital deficit of $288,000 at December 31, 2019. The increase in the working capital deficit as of December 31, 2020 is primarily attributable to the decrease in accounts receivable offset by an increase in inventory, an increase from the current portion of PPP notes payable and additional convertible notes payable due in June 2021.

On March 11, 2021, the Company entered into a securities purchase agreement (the “Auctus Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”), pursuant to which the Company issued to Auctus a senior secured convertible promissory note in the principal amount of $1,500,000 (the “Auctus Note”). The net proceeds received by the Company were $1,337,000 after deducting fees and expenses related to the transaction.

On March 4, 2021, the Company received a second PPP Loan in the amount of $127 thousand under Phase II of the Paycheck Protection Program which commenced on January 13, 2021 and allowed certain businesses that received an initial PPP Loan to seek a second draw PPP Loan.

From January 1, 2021 through March, 2021, the Company entered into Securities Purchase Agreements with certain accredited investors whereby we sold 3,562,500 shares of our common stock at a price per share equal to $0.08 for an aggregate purchase price of $285,000.

From October 13, 2020 through December 24, 2020, the Company entered into Securities Purchase Agreements with certain accredited investors whereby we sold 4,437,500 shares of our common stock at a price per share equal to $0.08 for an aggregate purchase price of $355,000.

From July 30, 2020 through August 14, 2020, the Company entered into Securities Purchase Agreements with certain accredited investors whereby we sold 6,585,000 shares of our common stock at a price per share equal to $0.06 for an aggregate purchase price of $395,100.

From February 6, 2020 through March 20, 2020, the Company entered into Securities Purchase Agreements with certain accredited investors whereby we sold 15,500,000 shares of our common stock at a price per share equal to $0.04 for an aggregate purchase price of $620,000.

Proceeds from these offering are expected to be used for working capital, new product development and testing, and general business operations.

We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we anticipate that all available fund and any earnings generated in our business will be used to finance the growth of our business and will not be paid out as dividends to our shareholders. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our Board of Directors may deem relevant.

The Company is in the process of expanding its customer base to increase revenue in order to alleviate the current going concern. Management is exploring new product channel sales in consumer products, such as cosmetics, athletic products and proprietary medical devices. The Company has increased its focus on sales and developing a sales pipeline for potential customers. This customer base expansion will enable us to provide financial stability for the foreseeable future, expand our current processes, and position us for long-term shareholder value creation.

Moving forward, the Company we will be raising additional capital and focusing on increasing revenues for the business to stabilize and become profitable. The Company will maintain and attempt to grow the existing contract manufacturing business. The Company plans to continue building and developing its catalog of consumer products for sale to branding partners. Thirdly, we will use our in house capabilities to create and test market additional branded products. These products will be target marketed and sold online through social media, television and online market places.

We expect to continue incurring losses for the near-term future and may need to raise additional capital to support ongoing operations. Our ability to continue to operate as a going concern is dependent upon our ability to raise additional capital and to ultimately achieve profitable operations. Management is evaluating various options to raise capital to funds the Company’s working capital requirements through equity offerings. There can be no assurances, however, that management will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtained on terms satisfactory to us. These factors raise substantial doubt as to our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and liabilities that might be necessary should we be unable to continue as a going concern.

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a "Public Health Emergency of International Concern" and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the Company, to date, the Company could experience declining revenue, labor and supply shortages, or difficulty in raising additional capital. Our concentrations with a few customers and one supplier make it reasonably possible that we are vulnerable to the risk of a near-term severe impact.

Additionally, it is reasonably possible that estimates made in the financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, including the recoverability of long-lived assets.

Off Balance Sheet Arrangements

As of December 31, 2020, we had no off-balance sheet arrangements in the nature of guarantee contracts, retained or contingent interests in assets transferred to entities (or similar arrangements serving as credit, liquidity or market risk support to entities for any such assets), or obligations (including contingent obligations) arising out of variable interests in entities providing financing, liquidity, market risk or credit risk support to us, or that engage in leasing, hedging or research and development services with us.

Critical Accounting Policies and Estimates

The preparation of our Financial Statements in accordance with generally accepted accounting principles is based on the selection and application of accounting policies that require us to make significant estimates and assumptions about the effects of matters that are inherently uncertain. We consider the accounting policies discussed below to be critical to the understanding of our Financial Statements. Actual results could differ from our estimates and assumptions, and any such differences could be material to our Financial Statements.

Share-based compensation – We utilize share-based compensation in the form of incentive stock options. The fair values of incentive stock option award grants are estimated as of the date of grant using a Black-Scholes option valuation model. Compensation expense is recognized in the statements of operations on a straight-line basis over the requisite service period, which is generally the vesting period required to obtain full vesting. The expected term of the awards granted is estimated using the simplified method which computes the expected term as the sum of the award’s vesting term plus the original contractual term divided by two.

Warrant Liability – Warrants to purchase common stock were issued in connection with equity financing raises which occurred on December 24, 2020, March 18, 2020, September 10, 2019 and November 6, 2019. The fair values of the warrants are estimated as of the date of issuance and again at each period end using a Black-Scholes option valuation model. At issuance, the fair value of the warrant is recognized as an equity issuance cost within additional paid-in-capital. Fair value adjustments to the warrant liability are recognized in other income (expense) in the statements of operations. The expected term of the awards granted are based on the 3 year contractual expiration date.

Black Scholes Inputs - The fair value of each stock option award and warrant issued was estimated on the date of grant using a Black-Scholes option-valuation model, which requires management to make certain assumptions regarding: (i) fair value of the common stock that underlies the stock option; (ii) the expected volatility in the market price of our common stock; (iii) dividend yield; (iv) risk-free interest rates; and (iv) the period of time employees are expected to hold the award prior to exercise (referred to as the expected term). Under the Black-Scholes option-valuation model, entities typically estimate the expected volatility based on historical volatilities of the entity’s own common stock. Based on the lack of historical data of volatility for the Company’s common stock, the Company based its estimate of expected volatility on a weighted average of the historical volatility of comparable public companies that manufacture similar products and are similar in size, stage of life cycle, and financial leverage. The fair value of the common stock that underlies the stock option is estimated by the Company considering the price of the most recent issuance of the Company’s common stock. The dividend yield is based upon the assumption that the Company will not declare a dividend over the life of the options. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for bonds with maturities consistent with the expected term of the related award.

BUSINESS

Our Company

We were incorporated in Delaware on January 13, 2009. We manufacture high water content, electron beam cross-linked, aqueous polymer hydrogels, or gels, used for wound care, medical diagnostics, transdermal drug delivery and cosmetics. We specialize in custom gels by capitalizing on proprietary manufacturing technologies. We have historically served as a contract manufacturer, supplying our gels to third parties who incorporate them into their own products. Our products are manufactured using proprietary and non-proprietary mixing, coating and cross-linking technologies. Together, these technologies enable us to produce gels that can satisfy rigid tolerance specifications with respect to a wide range of physical characteristics (e.g., thickness, water content, adherence, absorption, moisture vapor transmission rate (a measure of the passage of water vapor through a substance) and release rate) while maintaining product integrity. Additionally, we have the manufacturing ability to offer broad choices in the selection of liners onto which the gels are coated. Consequently, our customers are able to determine tolerances in moisture vapor transmission rate and active ingredient release rates while personalizing color and texture. Once the gels are manufactured according to a customer’s specifications, the gels are generally shipped to the customer via a contract carrier (e.g., United Parcel Service, Inc.). The Company is implementing a new strategy to become a consumer products business focused on proprietary branded products and white label opportunities.

Industry and Markets

Our hydrogels are currently being marketed in the U.S. and abroad for the following applications:

•	Drug Delivery. Delivering medication through hydrogel patches has important advantages over traditional methods of drug delivery. Hydrogel patches are less intrusive, painless, allow for pre-planned medication time periods, can potentially release medication in a manner consistent with the body’s own glandular activity (by avoiding dosage spikes and/or digestive alteration), and minimize side effects related to the medication via injection or ingestion.

•	Other Medical Applications. Hydrogel patches are being used for transdermal applications such as hormone replacement therapy and contraception, treatment of acne, shingles, diabetes, motion sickness, treatment of angina with nitroglycerin and treatment of smoking addiction using nicotine and palliatives (i.e., pain relievers).

•	Non-Prescription Therapeutic Applications. Hydrogel patches are also used in the medical community and are also directly marketed to consumers for topical application of over the counter (“OTC”) drugs such as non-prescription acne treatments, pain relievers, diet preparations, cough suppressants, treatment of warts, calluses and corns, and pain relief.

•	Moist Wound and Burn Dressings. Hydrogel dressings have long been used for treating wounds and burns. Clinical trials have demonstrated the benefits of moist wound healing versus traditional dressings. Some of these benefits include immediate anti-inflammatory effects, allowing for freer cell flow and less scarring, increased absorption of exudate, and accelerated healing.

•	Components of Medical Devices. Several medical devices utilize hydrogels as components. These devices include active drug delivery systems such as iontophoresis, warming and cooling devices, medical electrodes and various medical products for sensitive skin.

•	Cosmetic Applications. Hydrogel patches and applications can deliver cosmetic skin care products to consumers and skin care providers for uses that include moisturizers, face masks, cooling masks and applicators.

Sales and Marketing

We continue to focus on sales and marketing efforts in the United States. As of December 31, 2020, we did not have any employees solely dedicated to sales, however, some of our employees perform in a sales capacity in addition to their other duties. In February 2021, the Company began contracting two independent salesmen for current year sales efforts.

Competition

To our knowledge, NexGel is one of three manufacturers using electron beam technology for high performance hydrogels for the wound care, cosmetic and drug delivery industries.

Sources and Availability of Raw Materials; Principal Suppliers

In general, raw materials essential to our business are readily available from multiple sources. For reasons of quality assurance, availability, or cost effectiveness, certain components and raw materials are available only from a sole supplier. The principal suppliers for our raw materials are Berry Global, Inc., DeWolf Chemical, Inc. and Univar Inc. Our policy is to maintain sufficient inventory of components so that our production will not be significantly disrupted even if a particular component or material is not available for a period of time.

Because we have no direct control over these suppliers, interruptions or delays in the products and services provided by these parties may be difficult to remedy in a timely fashion. In addition, if such suppliers are unable or unwilling to deliver the necessary products or raw materials, we may be unable to redesign or adapt our technology to work without such raw materials or products or find alternative suppliers or manufacturers. In such events, we could experience interruptions, delays, increased costs or quality control problems, or be unable to sell the applicable products, all of which could have a significant adverse impact on our revenue.

Other than as discussed above, we believe that, due to the size and scale of production of our suppliers, there should be an adequate supply of raw materials from our other suppliers.

Customers

During the year ended December 31, 2020, three major customers accounted for approximately 78% of our revenue, with each customer individually accounting for 45%, 22%, and 11% respectively. We cannot be certain as to these customers’ intentions to use our services during the fiscal year ending December 31, 2021 since we do not currently have a contract with these customers. However, we have been supplying these customers for more than fifteen years and have no reason to anticipate any change. Our contract manufacturing business, including with respect to these customers, operates on a purchase order basis.

Patents, Proprietary Rights and Trademarks

We own or license trademarks covering our company and our products. We currently hold patent rights to one patent in Europe, which covers the use of lignin for inhibiting restenosis and thrombosis formation, and coated medical devices where the coating includes lignin. These patent rights are set to expire in September 2021, however we believe the expiration of these patents will not have an adverse impact on our overall business. In addition, in connection with our Spin-Off, we received an exclusive license with right to sub-license from Specialty Pharmaceutical Products, L.L.C. (which was held by Adynxx) to two issued patents, one in the U.S. and one in Europe, which cover technology relating to a transdermal patch containing transcutol. The transdermal patch is effective to deliver lidocaine to a patient. These licensed patent rights are expected to expire in April 2032. We also rely upon trade secrets and continuing technological innovations to develop and maintain our competitive position.

Government Regulation

Product Regulation. Under the Federal Food, Drug and Cosmetic Act, medical devices are classified by the FDA into one of three classes - Class I, Class II or Class III - depending on the degree of risk associated with each medical device and the extent of control needed to ensure safety and effectiveness. While some applications of hydrogels fall under the jurisdiction of the FDA, hydrogels are generally classified as Class I exempt devices and the majority of the hydrogel products that we manufacture are thereby exempt from the FDA filing of any regulatory submissions and/or pre-market notification requirements. To the extent that any FDA regulatory submissions are required, we will be required to file these submissions and maintain all appropriate documentation. With respect to registering the manufacturing facility with the FDA under the Code of Federal Regulations, 21 CFR 820.1, Scope: Part A, it is stated that the regulation does not apply to manufacturers of component parts of finished devices. Currently, hydrogels are sold as component parts to various medical device/cosmetic manufacturers.

Quality Assurance Requirements. The FDA enforces regulations to ensure that the methods used in, and the facilities and controls used for, the manufacture, processing, packing and holding of drugs and medical devices conform with current good manufacturing practice (CGMP). The CGMP regulations enforced by the FDA are comprehensive and cover all aspects of manufacturing operations, from receipt of raw materials to finished product distribution, insofar as they bear upon whether drugs meet all the identity, strength, quality and purity characteristics required of them. The CGMP regulations for devices, called the Quality System Regulation, are also comprehensive and cover all aspects of device manufacture, from pre-production design validation to installation and servicing, insofar as they bear upon the safe and effective use of the device and whether the device otherwise meets the requirements of the Federal Food, Drug and Cosmetic Act. To assure compliance requires a continuous commitment of time, money and effort in all operational areas.

The FDA also conducts periodic inspections of drug and device registered facilities to assess their current CGMP status. If the FDA were to find serious non-compliant manufacturing or processing practices during such an inspection, it could take regulatory actions that could adversely affect our business, results of operations, financial condition and cash flows. With respect to domestic establishments, the FDA could initiate product seizures or in some instances require product recalls and seek to enjoin a product’s manufacture and distribution. In certain circumstances, violations could support civil penalties and criminal prosecutions. In addition, if the FDA concludes that a company is not in compliance with CGMP requirements, sanctions may be imposed that include preventing that company from receiving the necessary licenses to export its products and classifying that company as an “unacceptable supplier”, thereby disqualifying that company from selling products to federal agencies.

We conduct audits of our outside manufacturers and believe that we and our suppliers and outside manufacturers are currently in compliance with CGMP requirements. We are currently registered as a device manufacturer and human tissue distributor with the FDA and we intend to register as a drug facility with the FDA when we are required to do so.

Environmental Regulation. We are subject to various laws and governmental regulations concerning environmental matters and employee safety and health in the U.S. and other countries. We have made, and continue to make, significant investments to comply with these laws and regulations. We cannot predict the future capital expenditures or operating costs required to comply with environmental laws and regulations. We believe that we are currently compliant with applicable environmental, health and safety requirements in all material respects. However, we cannot assure you that current or future regulatory, governmental, or private action will not have a material adverse effect on our performance, results or financial condition.

In the future, if a loss contingency related to environmental matters, employee safety, health or conditional asset retirement obligations is recognized, we would record a liability for the obligation and it may result in a material impact on net income for the annual or interim period during which the liability is recorded. The investigation and remediation of environmental obligations generally occur over an extended period of time, and therefore we do not know if these events would have a material adverse effect on our financial condition, liquidity, or cash flow, nor can we assure you that such liabilities would not have a material adverse effect on our performance, results or financial condition.

Federal and State Anti-kickback, Self-referral, False Claims and Similar Laws. Our relationships with physicians, hospitals and the marketers of our products are subject to scrutiny under various federal anti-kickback, self-referral, false claims and similar laws, often referred to collectively as healthcare fraud and abuse laws. Healthcare fraud and abuse laws are complex, and even minor, inadvertent violations can give rise to claims that the relevant law has been violated. Certain states have similar fraud and abuse laws, imposing substantial penalties for violations. Any government investigation or a finding of a violation of these laws would likely result in a material adverse effect on the market price of our common stock, as well as our business, financial condition and results of operations. We believe that we are currently compliant with applicable anti-kickback, self-referral, false claims in all material respects.

Research and Development Costs

For the years ended December 31, 2020 and 2019, we did not incur any research and development costs.

We intend to commit capital resources to research and development only as our cash resources allow. We have incurred all costs associated with the launch of our proprietary products and will only require research and development expenses for product enhancements and modifications and to obtain additional reimbursement coverage, which we do not expect to be significant.

Employees

As of December 31, 2020, we had eight full-time employees. Of these employees, one is involved with finance, sales, marketing, and administration and five are involved with manufacturing and regulatory matters. Our employees are not represented by a labor union or other collective bargaining groups, and we consider relations with our employees to be good. We currently plan to retain and utilize the services of outside consultants for additional research, testing, regulatory, legal compliance and other services on an as needed basis.

Properties

We maintain a combined corporate office and manufacturing facility in Langhorne, Pennsylvania, where we lease approximately 16,500 square feet of office and manufacturing space. Our lease expires on January 31, 2026. We believe that our facility is well maintained and are suitable and adequate for our current needs.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims.

There are no material proceedings in which any of our directors, officers or affiliates or any registered or beneficial shareholder of more than 5% of our common stock is an adverse party or has a material interest adverse to our interest.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information regarding our executive officers and directors as of December 31, 2020. Our directors are typically appointed by the other members of the Board of Directors and serve until their resignation or replacement. Executive officers are appointed by our Board of Directors and their term of office is at the discretion of our board.

Name	Age	Position
Executive Officers
Adam Levy	58	Chief Executive Officer, President and Chief Financial Officer

Directors
David Stefansky	49	Director
Nachum Stein	72	Director
Dr. Jerome B. Zeldis, M.D., Ph.D.	71	Director

Executive Officers

Adam Levy, Chief Executive Officer, President and Chief Financial Officer

Mr. Levy, 58, have served as our Chief Executive Officer and President since September 10, 2019 and our Chief Financial Officer since December 31, 2019.  Mr. Levy is an investment banker with Cova Capital and has been a capital markets specialist for the past six years. Prior to that, he was the president and CEO of Warlock Records Inc. and its related companies from its inception in 1985. While at Warlock, he led the successful turn-around of several financially distressed music companies as part of a roll up strategy. He has expertise in consumer products, marketing, television/radio advertising and direct to consumer sales.

Board of Directors

David Stefansky, Director

Mr. Stefansky, 49, has served on our Board of Directors since September 10, 2019. Mr. Stefansky is a principal at Bezalel Partners, LLC, a private company engaged in principal investments and advisory services for early stage companies. He previously served in senior roles at investment banks and in executive and corporate director roles for private and publicly traded emerging growth companies in various sectors.

Nachum Stein, Director

Mr. Stein, 72, has served on our Board of Directors since September 10, 2019. Mr. Stein is managing partner of HSI Partnership, an industrial and real estate investment family partnership. Mr. Stein previously served as Co-Chairman of the Board of Directors of Coleman Cable Co., a publicly traded company until its sale in 2014 for more than $700 million. In 1987, he founded American European Group, a private insurance holding company (“AEG”). Mr. Stein is Chairman and Chief Executive Officer of AEG. Mr. Stein and his family currently own a majority of AEG. Mr. Stein is a former Chairman of the Board of Directors of Beth Jacob of Boro Park, the largest Jewish Community School for girls in the United States, and also a former member of the Board of Directors of Machon Bais Yakov Hilda Birn High School, and a member of the Board of Trustees of Agudath Israel of America as well as active in various community philanthropies, and committees of Jewish institutions of higher studies.

Dr. Jerome B. Zeldis, M.D., Ph.D., Director

Dr. Zeldis, 71, has served on our Board of Directors since April 1, 2020. Since April 2020, Dr. Zeldis has been serving as the executive chairman ViralClear Pharmaceuticals, Inc., a partially owned subsidiary of BioSig Technologies, Inc. (NASDAQ: BSGM), a company for which Dr. Zeldis has also been a member of the Board of Directors since May 2019. From 2016 to March 2019, Dr. Zeldis served as Chief Medical Officer and President of Clinical Research, Medical Affairs Drug Safety, Quality, and Regulatory at Sorrento Therapeutics, Inc. From 2014 until 2016, Dr. Zeldis served as chief executive officer of Celgene Global Health and chief medical officer of Celgene Corporation. Since June 2011, Dr. Zeldis has been a director of Soligenix, Inc. and PTC Therapeutics, Inc. He attended Brown University for an AB, MS, followed by Yale University for an MPhil, MD, and PhD in Molecular Biophysics and Biochemistry. Dr. Zeldis trained in Internal Medicine at the UCLA Center for the Health Sciences and in Gastroenterology at the Massachusetts General Hospital and Harvard Medical School. He was Assistant Professor of Medicine at the Harvard Medical School, Associate Professor of Medicine at University of California, Davis, Clinical Associate Professor of Medicine at Cornell Medical School and Professor of Clinical Medicine at the Robert Wood Johnson Medical School in New Brunswick, New Jersey.

On March 8, 20201, Steven Glassman, 56, was appointed to our Board of Director. Since January 2018, Mr. Glassman has served in the role of Global Business Initiatives at Nephila Advisors, LLC, a Nashville, TN based firm focused on catastrophic reinsurance and weather risk transfer markets in connection with the capital markets. From 2010 to 2017, Mr. Glassman served as the Chief Management Officer of Nephila Capital Ltd. Mr. Glassman holds a Bachelor of Arts in Economics from Vanderbilt University.

Family Relationships

There are no family relationships among any of NexGel’s directors or executive officers.

Our Board of Directors and Director Independence

Based upon information requested from and provided by Mr. Levy concerning his background, employment and affiliations, including family relationships, we have determined that neither Mr. Stefansky nor Mr. Stein is not “independent” as that term is defined under the rules of Nasdaq Listing Rule 5605 or under the rules promulgated the SEC but that Mr. Zeldis in “independent” pursuant to such definitions. We do intend to appoint one or more independent directors in the near future.

Audit Committee

We currently to not have an audit committee, and until such occurrence, our Board of Directors will perform the principal functions of an audit committee. In addition, we will not have an audit committee financial expert on our Board of Directors. We believe that we do not need an audit committee financial expert because the cost of hiring an audit committee financial expert to act as one of our directors and to be a member of an audit committee outweighs the benefits of having an audit committee financial expert at this time.

Compensation Committee

Our Board of Directors will perform the principal functions of a compensation committee. Until a formal compensation committee is established, our Board of Directors will continue to review all forms of compensation provided to our executive officers, director, consultants and employees.

Nominating/Corporate Governance Committee

Our Board of Directors will perform the principal functions of a nominating/corporate governance committee. We have elected not to have a nominating/corporate governance committee because we do not believe one has been necessary or cost efficient for a company of our size.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors.

Codes of Conduct

We are committed to high standards of ethical conduct and professionalism. We plan to adopt a Code of Business Conduct that confirms our commitment to ethical behavior in the conduct of all our activities. The Code of Business Conduct will apply to all our directors, all our officers (including our CEO, CFO and Principal Accounting Officer) and employees and it will set forth our policies and expectations on a number of topics including avoiding conflicts of interest, confidentiality, insider trading, protection of NexGel and customer property and providing a proper and professional work environment.

Director Nomination Process

We intend to adopt corporate governance principles designed to assure excellence in the execution of the Board of Directors’ duties. These principles will be outlined in Corporate Governance Guidelines which, in conjunction with our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, Code of Business Conduct, Board of Directors committee charters and related policies will form the framework for the effective governance of NexGel. Our Corporate Governance Guidelines will be available on our website immediately following their adoption.

Communicating with the Board or Chairman

Stockholders and other interested parties may communicate with the Board of Directors, individual directors, the non-management directors as a group, or with the Chairman, by writing in care of the Corporate Secretary, NexGel Technologies, Inc., 2150 Cabot Boulevard West, Suite B, Langhorne, PA 19047. The Corporate Secretary will review all submissions and forward to members of the Board of Directors all appropriate communications that in the Corporate Secretary’s judgment are not offensive or otherwise objectionable and do not constitute commercial solicitations.

Executive Compensation

Summary

The following table summarizes all compensation received by our named executive officer from the date of the Spin-Off until December 31, 2020:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Adam Levy (1)(2)	2020	143,077	-	83,000	-	-	-	-	226,077
Adam Levy (1)	2019	40,000	-	-	-	-	-	-	40,000

Joseph Williams	2020	-	-	-	-	-	-	-	-
Joseph Williams (3)	2019	60,000	-	-	-	-	-	-	60,000

(1)	Mr. Levy was appointed as our Chief Executive Officer and President on September 10, 2019 and our Chief Financial Officer on December 31, 2019. My. Levy does not currently have an employment agreement with the Company. On February 17, 2020 and subsequent to the date of the above table, the Company granted a restricted stock award of 5,928,571 shares of the Company’s common stock to Mr. Levy with the following vesting terms: (i) 3/12th of such shares vested as of February 17, 2020; (ii) 1/12th of such shares vest on each of the eight months following February 17, 2020 and (iii) all remaining shares vest on September 10, 2020.

(2)	On March 8, 2021, the Company granted a restricted stock award of 1,383,333 shares of the Company’s common stock to the Adam Levy for his service as our Chief Executive Officer and Chief Financial Officer from October 1, 2020 through September 30, 2021, all of which shares vested immediately.

(3)	Mr. Williams was the Company’s former Interim Chief Financial Officer until December 31, 2019 when he was replaced by Mr. Levy.

NexGel Employee Equity Plan

2019 Long-Term Incentive Plan

On March 8, 2019, our stockholders approved the 2019 Long-Term Incentive Plan (the “2019 Plan”), which was adopted by our board of directors on March 8, 2019. The 2019 Plan provides for the granting of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly, in combination, or in tandem, and which may be paid in cash, shares of our common stock, or a combination of cash and shares of our common stock. We initially reserved a total of 2,000,000 shares of our common stock for awards under the 2019 Plan. Effective as of May 26, 2020, the Board approved an increase of the number of authorized shares of common stock reserved under the 2019 Plan from 2,000,000 shares of common stock to 17,000,000 shares of common stock all of which may be delivered pursuant to incentive stock options. The maximum number of shares of common stock that may be delivered pursuant to incentive stock options under the 2019 Plan is 17,000,000 shares and the maximum number of shares of common stock with respect to which stock options or stock appreciation rights may be granted to an executive officer during any calendar year is 115,000 shares of common stock.

The purpose of the 2019 Plan is to provide an incentive to attract and retain the services of key employees, key contractors, and outside directors whose services are considered valuable, to encourage a sense of proprietorship and to stimulate active interest of such persons in our development and financial success. The 2019 Plan is intended to serve as an “umbrella” plan for us and our subsidiaries worldwide. Therefore, if so required, appendices may be added to the 2019 Plan in order to accommodate local regulations in foreign countries that do not correspond to the scope of the 2019 Plan.

The 2019 Plan will become effective immediately prior to the consummation of the Spin-Off. Unless terminated earlier by the board of directors, the 2019 Plan will expire on the tenth anniversary of its effective date. No award may be made under the 2019 Plan after its expiration date, but awards made prior thereto may extend beyond that date.

Employment Agreements

We do not have or expect to enter into employment agreements with our executive officers.

Director Compensation

As of December 31, 2020, Messrs. Stefansky, Stein and Zeldis are the only members of our board of directors..

Name	Fees earned or paid in cash	Stock Award	Option Awards	Non-equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All other Compensation	Total
David Stefansky	$—	$—	$38,424	$—	$—	$—	$38,424
Nachum Stein	$—	$—	$38,424	$—	$—	$—	$38,424
Dr. Jerome Zeldis	$—	$—	$19,212	$—	$—	$—	$19,212

(1) On February 17, 2020 and subsequent to the date of the above table, the Company granted certain equity awards to each of Messrs. Stefansky and Stein with the following terms: two annual awards of stock options equal to $40,000 of the Company’s common stock, granted under the Company 2019 Long-Term Incentive Plan (the “Incentive Plan”), with (i) the first grant being the right to purchase up to 2,857,141 shares of the Company’s common stock at a per share exercise price of $0.014 with one-half of such option vesting on March 31, 2020 and the remaining one-half vesting in equal installments on June 30, 2020 and September 30, 2020, respectively, and with an acceleration of any unvested options upon the departure of applicable Board member from the Board for any reason and (ii) the second grant being the right to purchase up to a number of shares of the Company’s common stock equal to $40,000 divided by the Fair Market Value (as defined in the Incentive Plan) of the Company’s common stock as of October 10, 2020 at a per share exercise price equal to Fair Market Value of the Company’s common stock as of October 10, 2020 which the Board determined to be $0.06 and equates to 666,667 shares underlying each of the second grant, with one-fourth of such option vesting on each of December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021, respectively, and with an acceleration of any unvested options upon the departure of applicable Board member from the Board for any reason.

On March 8, 2021, the Company appointed Steven Glassman to the Board of Directors to serve for a term expiring at the next annual meeting of stockholders or until his successor is duly elected and qualified. On March 8, 2021 and in consideration for his appointment to the board of directors, the Company granted Mr. Glassman an option to purchase up to 500,000 shares of common stock at a per share exercise price of $0.08 under the Company’s 2019 Long-Term Incentive Plan. This option award fully vested as of the date of grant.

Equity Compensation

For fiscal 2021, we expect that each non-employee director will receive an annual equity grant equal to $40 thousand of shares of common stock as of the grant date, which will vest annually in equal amounts for serving on our board of directors. These equity awards will be reviewed annually by our Compensation Committee and are subject to change following such review.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information about beneficial ownership of our common stock as of April 9, 2021, (unless otherwise noted) by (i) each stockholder that has indicated in public filings that the stockholder beneficially owns more than five percent of the common stock, (ii) each of the Company’s directors and named officers and (iii) all directors and officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person’s family sharing the same household, had, to our knowledge, sole voting and investment power with respect to the shares listed next to the person’s name.

Name and address(1)	Number of shares beneficially owned		Percentage of ownership (2)
5% stockholders
Aquamen Partners LLC (3)	7,142,857		6.9%
Esther Friedman (4)	6,250,000		6.1%
Directors and officers
Steven Glassman	4,160,714	(5)	4.0%
David Stefansky (6)	9,440,475	(7)	8.9%
Nachum Stein	19,039,266	(8)	17.9%
Dr. Jerome Zeldis	3,443,943	(9)	3.3%
Adam Levy	8,866,799	(10)	8.5%
(All Directors and officers as a group 3 persons)	44,951,197	(11)	40.6%

(1)	Except as indicated, the address of the person named in the table is c/o NexGel, Inc., 2150 Cabot Boulevard West, Suite B, Langhorne, PA 19667.
(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after April 9, 2021, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the common stock held by them. Applicable percentage ownership is based on 102,893,779 shares of the common stock outstanding as of April 9, 2021. The inclusion in the table above of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
(3)	Joseph Steven has sole voting and dispositive power over the securities held by Aquamen Partners. Mr. Levy, the Company’s Chief Executive Officer, holds a twenty percent equity interest in Aquamen Partners but does not have voting or dispositive control and disclaims beneficial ownership of these securities. The address for the Aquamen Partners is 321 W. 29th Street, Apt C, New York, NY 10001.
(4)	Ms. Friedman is the spouse of David Stefansky, a member of the Company’s Board. Ms. Friedman disclaims beneficial ownership of all shares held by Mr. Stefansky and/or his related entities.
(5)	Consists of (i) 3,660,714 shares of common stock and (ii) options to purchase 500,000 shares of common stock which are currently exercisable.
(6)	Mr. Stefansky is the spouse of Esther Friedman, who owns 6,250,000 shares of the Company’s common stock and is listed in the table as a 5% stockholder. Ms. Stefansky disclaims beneficial ownership of all shares held by Ms. Friedman.
(7)	Consists of (i) 6,250,000 shares of common stock held through Bezalel Partners LLC, which is solely owned and managed by Mr. Stefansky and (ii) options to purchase 3,190,475 shares of common stock that are either exercisable or will become exercisable within 60 days of April 9, 2021.
(8)	Consists of (i) 15,692,501 shares of common stock and (ii) options or warrants to purchase 3,346,725 shares of common stock that are either exercisable or will become exercisable within 60 days of April 9, 2021.
(9)	Consists of (i) 2,527,276 shares of common stock and (ii) options to purchase 916,667 shares of common stock which are currently exercisable.
(10)	Consists of (i) 7,483,466 shares of common stock and (ii) 1,383,333 shares of common stock of a restricted stock award that have vested but have not been issued as of April 9, 2021.
(11)

Consists of (i) 37,096,125 shares of common stock and (ii) options or warrants to purchase 7,855,072 shares of common stock that are either exercisable or will become exercisable within 60 days of April 9, 2021.

SELLING STOCKHOLDERS

The 26,000,000 shares of our common stock being offered for resale in this registration statement include: (i) 15,000,000 shares of our common stock under the conversion of the convertible senior secured promissory and (ii) 11,000,000 shares of our common stock underlying common stock purchase warrants held by Auctus Fund, LLC pursuant to the financing described below.

Auctus Financing

On March 11, 2021 (the “Issuance Date”), we entered into a securities purchase agreement (the “Auctus Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus” or the “Selling Stockholder”)), pursuant to which the Company issued to Auctus a senior secured convertible promissory note in the principal amount of $1,500,000 (the “Auctus Note”). We received net proceeds of $1,337,000 (after deducting fees and expenses related to the transaction, including a payment to Alere (as defined and discussed below). We intend to use the net proceeds for working capital and general corporate purposes.

The Auctus Note has a maturity date of one year from the Issuance Date. The Auctus Note bears interest at a rate of 12% per annum, which is also payable on maturity, with the understanding that the first 12 months of interest (equal to $180,000) is guaranteed and deemed to be earned in full as of the Issuance Date. In the event the Company fails to pay any amount when due under the Auctus Note, the interest rate will increase to the greater of 16% or the maximum amount permitted by law. The Auctus Note may be prepaid during the first 180 calendar days from the Issuance Date subject to a 110% prepayment penalty on all principal and accrued but unpaid interest then outstanding. The Auctus Note may not be paid in whole or in part after 180 calendar days from the Issuance Date.

Auctus may convert any amount due under the Auctus Note at any time, and from time to time, into shares of our common stock at a conversion price of $0.10 per share; provided, however, that Auctus may not convert any portion of the Auctus Note that would cause it to beneficially own in excess of 4.99% of the Company’s common stock. The conversion price and number of shares of our common stock issuable upon conversion of the Auctus Note will be subject to adjustment from time to time for any subdivision or consolidation of shares and other standard dilutive events.

The Auctus Note contains a number of events of default, including but not limited to the following: (i) our failure to be quoted or listed (as applicable) on the OTCQB, OTCQX, any tier of the NASDAQ Stock Market, the New York Stock Exchange, or the NYSE American within 120 days of the Issuance Date (the “Trading Date”) and (ii) our failure to file a registration statement covering the Auctus’ resale at prevailing market prices (and not fixed prices) of all of the common stock underlying the Auctus Note and the Auctus Warrants (as defined below) within 30 calendar days following the Issuance Date, (ii) cause the registration statement to become effective within 150 calendar days following the Issuance Date. An event of default is subject to a confession of judgement against us in the favor of Auctus. Additionally, the Auctus Note is secured by all of our assets pursuant to a security agreement that was entered into in connection with the issuance of the Auctus Note (the “Security Agreement”); provided, however, the Security Agreement will be automatically terminated as of the Trading Date assuming no event of default then exists.

In connection with the issuance of the Auctus Note, Auctus was also issued two five-year warrants as follows: the first warrant was to purchase up to an aggregate of 6,000,000 shares of our common stock at an exercise price of $0.125 per share (the “First Auctus Warrant”) and the second warrant was to purchase up to an aggregate of 5,000,000 shares of our common stock at an exercise price of $0.15 per share (the “Second Auctus Warrant”). The First Auctus Warrant and the Second Auctus Warrant are referred to herein as the “Auctus Warrants” and the shares of our common stock underlying the Auctus Warrants are referred to as the “Auctus Warrant Shares”.

Auctus may not exercise the Auctus Warrants with respect to any number of Auctus Warrant Shares that would cause it to beneficially own in excess of 4.99% of our common stock. The Auctus Warrants may be exercised for cash, or, if the “market price” of our common stock is greater than the Auctus Warrant’s exercise price, and there is not an effective registration statement covering the Auctus Warrant Shares, the Auctus Warrants may be exercised on a cashless basis. The number of shares of common stock to be deliverable upon exercise of the Auctus Warrants is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events, or in the event the Company effects a reorganization, reclassification, merger, consolidation, disposition of assets, or other fundamental transaction.

Pursuant to the Auctus Purchase Agreement, we granted Auctus piggyback registration rights with respect to the shares underlying the Auctus Note and the Auctus Warrant. In addition, we agreed that, while any amount remains unpaid under the Auctus Note, it would not sell securities on more favorable terms than those provided to Auctus, without adjusting Auctus’ terms accordingly. Further, among other things, we agreed that, while any amount remains unpaid under the Auctus Note, it would not enter into any variable rate transactions.

Further and in connection with the issuance of the Auctus Note, we entered into a registration rights agreement with Auctus (the “Registration Rights Agreement”) whereby it we agreed to (i) file with the Securities and Exchange Commission a registration statement covering resale by Auctus at prevailing market prices (and not fixed prices) of all of the common stock underlying the Auctus Note and the Auctus Warrants within 30 calendar days following the Issuance Date, (ii) cause the registration statement to become effective within 150 calendar days following the Issuance Date.

Alere Financial, A Division of Cova Capital Partners, LLC (“Alere”), served as the placement agent for the Auctus Note and received a total cash fee equal to $120,000 (or 8% of the principal amount of the Auctus Note). Mr. Levy, the Company’s Chief Executive Officer and Chief Financial Officer, is affiliated with Alere but has waived any portion of such fee received by Alere to which he is entitled as an affiliate of Alere.

The shares of common stock referred to above are being registered to permit public sales of the shares, and the Selling Stockholder may offer the shares for resale from time to time pursuant to this prospectus. The Selling Stockholder may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or pursuant to another effective registration statement covering those shares. As a result of there currently being no trading market for the shares of our common stock, the Selling Stockholder may only sell the shares underlying the Note and Warrants at a fixed price of $0.10 per share until our common stock is listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time they may be sold at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. While we believe that we will qualify for quotation on the OTCQB and we intend to pursue application for admission to the OTCQB, we cannot assure you that our common stock will, in fact, be quoted on the OTCQB.

The table below sets forth certain information regarding the Selling Stockholder and the shares of our common stock offered by them in this prospectus. The Selling Stockholder have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name. None of the Selling Stockholder are broker-dealers or affiliates of broker-dealers, unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. With respect to the Note and Warrants held by the Selling Stockholder, there exist contractual provisions limiting conversion and exercise to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates or members of a “group,” to beneficially own a number of shares of common stock which would exceed from 4.99 of our then outstanding shares of common stock following such conversion or exercise. The shares and percentage ownership of our outstanding shares indicated in the table below do not give effect to these limitations.

	Ownership Before Offering		Ownership After Offering
Selling Stockholder	Number of shares of common stock beneficially owned (1)	Number of shares offered	Number of shares of common stock beneficially owned (1)	Percentage of common stock beneficially owned (1)
Auctus Fund, LLC (2)	-	26,000,000	-	-

(1)	This calculation is based on a number of shares of common stock outstanding comprised of 102,893,779 shares of common stock outstanding as of April 9, 2021.
(2)	Alfred Sollami and Louis Posner have voting and investment power over the securities held by Auctus Fund, LLC

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

None.

DESCRIPTION OF SECURITIES

General

The following summarizes information concerning our capital stock, including material provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and certain provisions of Delaware law. You are encouraged to read our form of Amended and Restated Certificate of Incorporation and our form of Amended and Restated Bylaws.

Authorized Capital Stock

As of April 9, 2021, our authorized capital stock consists of 3,000,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of  “blank check” preferred stock, par value $0.001 per share.

On February 10, 2020, a majority of our stockholder through a written consent approved the following: an amendment to our Restated Certificate of Incorporation which will increase the number of authorized shares of Common Stock from 100,000,000 shares of Common Stock to 3,000,000,000 shares of Common Stock and (ii) an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock by a ratio of not less than one-for-thirty and not more than one-for-one hundred, with the exact number to be set at a whole number within this range to be determined by our board of directors in its sole discretion and to authorize our board of directors to implement the reverse stock split by filing an amendment to our Amended and Restated Certificate of Incorporation. On May 26, 2020, the Company filed an amendment to the certificate of incorporation to increase the number of the Company’s authorized shares of common stock from 100,000,000 shares of common stock to 3,000,000,000 shares of common stock. The reverse stock split has not been effected as of date of the filing of this prospectus. For more information on these amendments, please see the Company’s Definitive Information Statement on Schedule 14C filed with the SEC on March 16, 2020.

Shares Outstanding

As of April 9, 2021, 102,893,779 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued or outstanding.

Common Stock

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds.

Voting Rights

Except as required by law or matters relating solely to the terms of preferred stock, each outstanding share of common stock will be entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock shall have no cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our Board of Directors and as otherwise provided in our Amended and Restated Certificate of Incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the voting power of the shares present in person or by proxy at the meeting and entitled to vote thereon.

Liquidation

In the event of the liquidation, dissolution or winding up of our company, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there is no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

The Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by the shareholders, to issue from time to time shares of preferred stock in one or more series. Preferred stock may be convertible into shares of our common stock or other series of preferred stock. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of preferred stock by our Board of Directors may result in such shares having dividend or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

Prior to the issuance of shares of each series of preferred stock, the Board of Directors is required by the Delaware General Corporation Law and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions. Once designated by our Board of Directors, each series of preferred stock may have specific financial and other terms.

Delaware Anti-Takeover Law and Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

• prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

• the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

• on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

• any merger or consolidation involving the corporation and the interested stockholder;

• any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

• subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

• subject to exceptions, any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary which is owned by the interested stockholder; or

• the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders. Our Amended and Restated Certificate of Incorporation and Bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our Amended and Restated Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Amended and Restated Certificate of Incorporation and Bylaws:

• permit our board of directors to issue up to 5,000,000 shares of preferred stock, without further action by the shareholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

• provide that the authorized number of directors may be changed only by resolution of a majority of the total number of authorized directors whether or not there exist any vacancies in the previously authorized directorships (the “Whole Board”);

• provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

• do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

• provide that special meetings of our shareholders may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board or holders of a majority of the outstanding voting power of the shares of capital stock of the Company; and

• set forth an advance notice procedure with regard to the nomination, other than by or at the direction of our board of directors, of candidates for election as directors and with regard to business to be brought before a meeting of shareholders.

Limitation on Liability and Indemnification of Directors and Executive Officers

Our Amended and Restated Certificate of Incorporation will limit our directors’ liability to the fullest extent permitted under Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

• for any breach of a director’s duty of loyalty to us and our stockholders;

• for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

• under Section 174 of the Delaware General Corporation Law (unlawful payment of dividends or redemption of shares); or

• for any breach of a director’s duty of loyalty to us or our stockholders.

If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Delaware law provides, and our Amended and Restated Bylaws will provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

We intend to maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for certain actions taken in their capacities as directors and officers. We believe that these provisions in our Amended and Restated Certificate of Incorporation and Bylaws and any such insurance policy are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without your approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Choice of Forum

Our Amended and Restated Bylaws provide that the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty owed by any director or officer or other employee to us or our stockholders; (iii) any action asserting a claim against us or any director or officer or other employee arising pursuant to any provision of the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws (in each case, as may be amended from time to time); (iv) any action asserting a claim against us or any director or officer or other employee of governed by the internal affairs doctrine; or (v) any other internal corporate claim as defined in Section 115 of the Delaware General Corporation Law or any successor provision, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware). Specifically, the sole and exclusive forum for such legal actions shall be (i) first, the Court of Chancery of the State of Delaware, (ii) second, if the Court of Chancery of the State of Delaware lacks jurisdiction, the Superior Court of the State of Delaware, or (iii) third, if the Superior Court of the State of Delaware lacks jurisdiction, the United States District Court for the District of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named therein. This exclusive forum provision will apply to state and federal law claims, including claims under the federal securities laws (including actions arising under the Exchange Act or the Securities Act), although our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under federal securities laws. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could rule that these types of provisions to be inapplicable or unenforceable.

Stock Exchange Listing

No public market for our common stock currently exists.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Direct Registration System

Our common stock is registered in book-entry form through the direct registration system. Under this system, ownership of our common stock is reflected in account statements periodically distributed to stockholders by Continental Stock Transfer & Trust Company, our transfer agent, who holds the book-entry shares on behalf of our common stockholders.

Shares Eligible for Future Sale

There is currently no public market for our common stock. Future sales of substantial amounts of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect the market price of our common stock prevailing from time to time and could impair our ability to raise capital through sales of equity securities.

Sale of Restricted Securities

The shares of our common stock distributed to Adynxx stockholders will be freely transferable, except for shares received by individuals who are our affiliates. Individuals who may be considered our affiliates after the Spin-Off include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates will be permitted to sell their shares of our common stock only pursuant to an effective registration statement under the Securities Act, or an exemption from the registration requirements of the Securities Act, such as those afforded by Section 4(a)(1) of the Securities Act or Rule 144 thereunder.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of: (i) 1% of the then outstanding shares of common stock as shown by the most recent report or statement published by the issuer; and (ii) the average weekly reported trading volume in such securities during the four preceding calendar weeks.

Sales under Rule 144 by our affiliates will also be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may be affected only through unsolicited brokers’ transactions.

Persons not deemed to be affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about the Company is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least 90 days and are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited re-sales of such securities.

Shares received by our affiliates in the Distribution or upon exercise of stock options or upon vesting of other equity-linked awards may be “controlled securities” rather than “restricted securities.” “Controlled securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

PLAN OF DISTRIBUTION

As a result of there currently being no trading market for the shares of our common stock, the Selling Stockholder may only sell the shares underlying the Note and Warrants at a fixed price of $0.10 per share until our common stock is listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time they may be sold at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. While we believe that we will qualify for quotation on the OTCQB and we intend to pursue application for admission to the OTCQB, we cannot assure you that our common stock will, in fact, be quoted on the OTCQB.

A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Quick Law Group P.C. will pass upon the validity of the shares of our common stock offered by the Selling Stockholder under this prospectus.

MATERIAL CHANGES

There have been no material changes to us since December 31, 2020 that have not been described in this prospectus that should be included.

EXPERTS

Our financial statements as of December 31, 2020 and 2019 and for the years then ended included in this prospectus have been audited by Turner, Stone & Company, L.L.P., an independent registered public accounting firm, as stated in its report appearing in the registration statement, and are included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act of 1933, as amended, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that the Selling Stockholder are offering in this prospectus.

Following this offering, we will be required to file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Access to those electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: 2150 Cabot Blvd, Suite B, Langhorne, Pennsylvania 19047, Attention: Adam Levy, Chief Executive Officer.

NEXGEL

FINANCIAL STATEMENTS - TABLE OF CONTENTS

For the Years Ended December 31, 2020 and 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of NexGel, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of NexGel, Inc. (the “Company”) as of December 31, 2020 and 2019 and the related statements of operations, stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

March 31, 2021

We have served as the Company’s auditor since 2019.

NEXGEL, INC

BALANCE SHEETS

(in thousands, except share and per share data)

	Year Ended December 31,
	2020	2019
ASSETS:
Current Assets:
Cash	$32	$261
Accounts receivable, net	73	102
Inventory	233	113
Prepaid expenses and other current assets	25	37
Total current assets	363	513
Goodwill	311	-
Intangibles	47	-
Property and equipment, net	553	282
Operating lease - right of use asset	805	917
Other assets	178	178
Total assets	$2,257	$1,890

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$658	$510
Accrued expenses and other current liabilities	90	27
Deferred Revenue	38	-
Convertible notes payable	59	-
Note payable, current portion	10	-
Note payable - PPP	147	-
Warrant liability	123	56
Operating lease liability, current portion	207	207
Total current liabilities	1,332	800
Operating lease liability, net of current portion	598	710
Notes payable, net of current portion	256	-
Total liabilities	$2,186	$1,510

Commitments and Contingencies

Preferred Stock, par value $0.001 per share, 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common Stock, par value $0.001 per share, 3,000,000,000 shares authorized; 99,331,579 and 57,505,208 shares issued and outstanding as of December 31, 2020 and 2019, respectively	99	57
Additional paid-in capital	2,474	561
Accumulated deficit	(2,502)	(238)
Total stockholders' equity	71	380
Total liabilities and stockholders' equity	$2,257	$1,890

The accompanying notes are an integral part of these financial statements.

NEXGEL, INC.

STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Year Ended December 31,
	2020	2019
Revenues, net	$674	$717

Cost of revenues	965	854

Gross (loss)/profit	(291)	(137)

Operating expenses
Selling, general and administrative	1,969	1,787
Total operating expenses	1,969	1,787

Loss from operations	(2,260)	(1,924)

Other income (expense)
Change in fair value of warrant liability	(2)	1
Debt discount costs	(2)	-
Interest expense	(8)	-
Other income	8	-
Total other income (expense)	(4)	1
Net loss	$(2,264)	$(1,923)
Net loss per common share - basic	$(0.03)	$(0.14)
Net loss per common share - diluted	$(0.03)	$(0.14)
Weighted average shares used in computing net loss per common share - basic	78,895,052	13,570,585
Weighted average shares used in computing net loss per common share – diluted	78,895,052	13,570,585

The accompanying notes are an integral part of these financial statements.

NEXGEL, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except share data)

	Common Stock		Additional Paid-in	Parent’s Net	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Investment	Deficit	Equity
Balance, January 1, 2019	-	$-	$-	$281	$-	$281

Net loss	-	-	-	(1,685)	(238)	(1,923)

Transfers from parent	-	-	-	1,345	-	1,345

Reclassification of parent’s net investment in connection with spin-off, June 21, 2019	-	-	(59)	59	-	-

Common stock distributed in connection with spin-off, June 21, 2019	5,005,211	5	(5)	-	-	-

Issuance of common stock, net of issuance costs	52,499,997	52	621	-	-	673

Share-based compensation	-	-	4	-	-	4

Balance, December 31, 2019	57,505,208	$57	$561	$-	$(238)	380

Issuance of common stock, net of issuance costs	26,522,500	27	1,343	-	-	1,370

Issuance of common stock for acquisition	9,375,000	9	366			375

Restricted stock vesting	5,928,871	6	(6)	-	-	-
Warrants issued for equity raising costs	-		(65)	-	-	(65)
Beneficial conversion and warrant features of convertible debt	-	-	43	-	-	43
Share-based compensation	-	-	232	-	-	232
Net loss	-	-	--		(2,264)	(2,264)

Balance, December 31, 2020	99,331,579	$99	$2,474	$-	$(2,502)	$71

The accompanying notes are an integral part of these financial statements.

NEXGEL, INC.

STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2020	2019
Operating Activities
Net loss	$(2,264)	$(1,923)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	50	67
Share-based compensation	232	4
Changes in fair value of warrant liability	2	(1)
Amortization of deferred financing costs	2	-
Changes in operating assets and liabilities:
Accounts receivable, net	29	(68)
Inventory	(99)	(12)
Prepaid expenses and other assets	10	189
Accounts payable	137	203
Accrued expenses and other liabilities	62	(273)
Deferred revenue	38	-
Net Cash Used in Operating Activities	(1,801)	(1,814)
Investing Activities
Purchase of equipment	(312)	-
Net Cash Used in Investing Activities	(312)	-
Financing Activities
Issuance of common stock, net of issuance costs	1370	730
Proceeds from notes payable	414	-
Proceeds from convertible notes	100	-
Net distributions from Former Parent	-	1,345
Net Cash Provided by Financing Activities	1,884	2,075
Net Increase (Decrease) in Cash	(229)	261
Cash – Beginning of period	261	-
Cash – End of period	$32	$261
Supplemental Disclosure of Cash Flows Information
Non-Cash Transactions:
Non-cash Investing and Financing Activities
Common Shares issued for acquisition	$375	$-
Inventory acquired from acquisition	$21	$-
Accounts payable assumed from acquisition	$13	$-
Intangible assets acquired from acquisition	$55	$-
Beneficial conversion feature	$43	$-
Warrants issued as equity issuance cost	$65	$150
Accrued construction in progress	$-	$56

The accompanying notes are an integral part of these financial statements.

NEXGEL, INC.

NOTES TO FINANCIAL STATEMENTS

(in thousands, except share and per share data)

1. Description of Business, the Spin-off and Basis of Presentation

Description of Business

NexGel, Inc. (the “Company” or “NexGel”) manufactures high water content, electron beam cross-linked, aqueous polymer hydrogels, or gels, used for wound care, medical diagnostics, transdermal drug delivery and cosmetics. The Company specializes in custom gels by capitalizing on proprietary manufacturing technologies. The Company has historically served as a contract manufacturer supplying its gels to third parties who incorporate them into their own products. NexGel was previously known as AquaMed Technologies, Inc. (“AquaMed”) before changing its name to NexGel, Inc. on November 14, 2019. The Company is implementing a new strategy to become a consumer products business focused on proprietary branded products and white label opportunities.

The Spin-Off

On June 21, 2019, NexGel became an independent company through the pro rata distribution (“Spin-Off”) by Adynxx, Inc. (“Adynxx” and the “Parent”) in connection with the closing of a reverse merger between Adynxx, Inc. and Alliqua BioMedical, Inc., (“Adynxx”) of NexGel’s common stock for common stock of Parent. Adynxx, Inc. was previously known as Alliqua BioMedical, Inc. and subsequently changed its name to Adynxx, Inc. on May 3, 2019. The terms and conditions of the Spin-Off provided that each record holder of Parent stock as of April 22, 2019, received one share of NexGel common stock in book-entry form and resulted in the distribution of 5,005,211 shares of common stock of NexGel. Following the distribution (“Capitalization”), all existing operations were distributed to NexGel with the exception of a corporate lease for property in Yardley, Pennsylvania which was retained by Adynxx, Inc.

Pursuant to the Spin-Off and in exchange for the 5,005,211 shares of common stock, NexGel assumed the following net liabilities from Parent as of June 21, 2019 ($ in thousands):

Assets:
Cash	$186
Accounts receivable, net	72
Inventory	140
Prepaid expenses and other current assets	101
Property and equipment, net	155
Operating lease - right of use asset	976
Other assets	178
Total assets	1,808

Liabilities:
Accounts payable	(496)
Accrued expenses and other current liabilities	(395)
Operating lease liability	(976)
Total liabilities	(1,867)
Net liabilities assumed in Spin-Off on June 21, 2019	$(59)

Basis of Presentation

The balance sheet as of December 31, 2020 consists of the balances of NexGel as prepared on a stand-alone basis. The balance sheet as of December 31, 2019, and the statements of operations, stockholders’ equity, and cash flows were prepared on a “carve-out” basis for the periods and dates prior to the Spin-Off and include stand-alone results for the period subsequent to the date of Spin-Off. Prior to the separation, these financial statements were derived from the consolidated financial statements and accounting records of Adynxx, Inc.

Prior to the Spin-Off, Adynxx used a centralized approach to cash management and financing its operations, including the operations of the Company. Accordingly, none of the cash of Adynxx have been attributed to the Company in the financial statements. Transactions between Adynxx and the Company were accounted for through Parent’s Net Investment.

The expenses, including executive compensation, have been allocated by management based either on specific attribution of those expenses or, where necessary and appropriate, based on management’s best estimate of an appropriate proportional allocation.

2. Going Concern

As of December 31, 2020, the Company had a cash balance of $32 thousand. For the year ended December 31, 2020, the Company incurred a net loss of $2.26 million and had a net usage of cash in operating activities of $1.80 million. In addition, the Company had a working capital deficit of $0.97 million as of December 31, 2020.

From January 1, 2021 through March, 2021, the Company entered into Securities Purchase Agreements with certain accredited investors whereby we sold 3,562,500 shares of our common stock at a price per share equal to $0.08 for an aggregate purchase price of $285,000.

On March 4, 2021, the Company received a second PPP Loan in the amount of $127 thousand under Phase II of the Paycheck Protection Program which commenced on January 13, 2021 and allowed certain businesses that received an initial PPP Loan to seek a second draw PPP Loan.

On March 11, 2021, the Company entered into a securities purchase agreement (the “Auctus Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”), pursuant to which the Company issued to Auctus a senior secured convertible promissory note in the principal amount of $1,500,000 (the “Auctus Note”). The net proceeds received by the Company were $1,337,000 after deducting fees and expenses related to the transaction.

Proceeds from the offerings are expected to be used for working capital, new product development and testing, and general business operations.

The Company is in the process of expanding its customer base to increase revenue in order to alleviate the current going concern. Management is exploring new product channel sales in adjacent industries, such as cosmetics, athletic products and proprietary medical devices. The Company has increased focused on sales and developing a sales pipeline for potential customers. This customer base expansion will enable us to provide financial stability for the foreseeable future, expand our current processes, and position us for long-term shareholder value creation.

Moving forward, the Company we will be raising additional capital and focusing on increasing revenues for the business to stabilize and become profitable. The Company will maintain and attempt to grow the existing contract manufacturing business. The Company plans to continue building and developing its catalog of consumer products for sale to branding partners. The Company products have the ability to deliver a wide range of compounds. Thirdly, we will use our in-house capabilities to create and test market additional branded products. These products will be target marketed and sold online through social media, television and online market places.

The Company expects to continue incurring losses for the near-term future and may need to raise additional capital to support ongoing operations. The ability of the Company to continue to operate as a going concern is dependent upon its ability to raise additional capital and to ultimately achieve profitable operations. Management is evaluating various options to raise capital to fund the Company’s working capital requirements through equity offerings. There can be no assurances, however, that management will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtained on terms satisfactory to the Company. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a "Public Health Emergency of International Concern" and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the company, to date, the Company could experience declining revenue, labor and supply shortages, or difficulty in raising additional capital. Our concentrations with a few customers and one supplier make it reasonably possible that we are vulnerable to the risk of a near-term severe impact.

Additionally, it is reasonably possible that estimates made in the financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, including the recoverability of long lived assets.

3. Significant Accounting Policies and Estimates

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates and assumptions include allowance for doubtful accounts, inventory reserves, deferred taxes, share-based compensation and related valuation allowances and fair value of long-lived assets. Actual results could differ from the estimates.

Cash

Cash include cash on hand and highly liquid investments having an original maturity of three months or less.

Accounts receivable, net

Trade accounts receivable are stated at the amount the Company expects to collect and do not bear interest. The Company evaluates the collectability of accounts receivable and records a provision to the allowance for doubtful accounts based on factors including the length of time the receivables are past due, the current business environment and the Company’s historical experience. Provisions to the allowances for doubtful accounts are recorded in selling, general and administrative expenses. Account balances are charged off against the allowance when it is probable that the receivable will not be recovered. The allowance for doubtful accounts was $1 thousand as of December 31, 2020 and $2 thousand as of December 31, 2019.

Inventory

Inventory is stated at the lower of cost, the value determined by the first-in, first-out method, or net realizable value. The Company evaluates inventories for excess quantities, obsolescence or shelf-life expiration. This evaluation includes an analysis of historical sales levels by product, projections of future demand, the risk of technological or competitive obsolescence for products, general market conditions, and a review of the shelf-life expiration dates for products. These factors determine when, and if, the Company adjusts the carrying value of inventory to estimated net realizable value.

The balance is made up of raw materials, work-in-progress, and finished goods of $190 thousand, $22 thousand and $21 thousand on December 31, 2020, respectively, and was $113 thousand of raw material on December 31, 2019.

As a contract manufacturer, the Company builds its products based on customer orders and immediately ships the products upon completion of the production process. There were no work in progress or finished goods inventories as of December 31, 2019

Property and equipment, net

Property and equipment is recorded at historical cost, net of accumulated depreciation and amortization. Depreciation is provided over the assets’ useful lives on a straight-line basis. Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or lease terms. Repairs and maintenance costs are expensed as incurred.

Management periodically assesses the estimated useful life over which assets are depreciated or amortized. If the analysis warrants a change in the estimated useful life of property and equipment, management will reduce the estimated useful life and depreciate or amortize the carrying value prospectively over the shorter remaining useful life.

The carrying amounts of assets sold or retired and the related accumulated depreciation are eliminated in the period of disposal and the resulting gains and losses are included in the results of operations during the same period.

Impairment of Long-Lived Assets

We review the recoverability of our long-lived assets, including equipment and right-of-use assets, when events or changes in circumstances occur that indicate that the carrying value of the asset, or asset group, may not be recoverable. Events or circumstances that might cause management to perform impairment testing include, but are not limited to, significant underperformance relative to historical or projected future operating results of the asset or asset group, significant changes in the manner or use of assets or the strategy for our overall business; and significant negative industry or economic trends. If indicators of potential impairment are present, management performs a recoverability test and, if necessary, records an impairment loss. If the total estimated future undiscounted cash flows to be generated from the use and ultimate disposition of an asset or asset group is less than its carrying value, an impairment loss is recorded in the Company’s results of operations, measured as the amount required to reduce the carrying value to fair value. Fair value is determined in accordance with the best available information per the hierarchy described under Fair Value Measurements below. For example, the Company would first seek to identify quoted prices or other observable market data. If observable data is not available, Management would apply the best available information under the circumstances to a technique such as a discounted cash flow model to estimate fair value. Impairment analysis involves estimates and the use of assumptions due to the inherently judgmental nature of forecasting long-term estimated inflows and outflows resulting from the use and ultimate disposition of an asset, and determining the ultimate useful lives of assets. Actual results may differ from these estimates using different assumptions, which could materially impact the results of an impairment assessment.

Prepaid expenses and other current assets

Prepaid expenses and other current assets is recorded at historical cost and is primarily made up of $16 thousand and $18 thousand of prepaid insurance, and $9 thousand and $17 thousand general prepaid expenses and other current assets in the years ended December 31, 2020 and 2019 respectively.

Other Assets

Other Assets is recorded at historical costs, and as of December 31, 2020, the balance is entirely made up of spare parts for manufacturing equipment. Other assets are stated at cost and are not subject to depreciation, until such time that they are placed into service and the part that is being replaced is disposed.

Fair value measurements

The Company utilizes the fair value hierarchy to apply fair value measurements. The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair values that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources, while unobservable inputs reflect a reporting entity’s pricing based upon its own market assumptions. The basis for fair value measurements for each level within the hierarchy is described below:

Level 1 —Quoted prices for identical assets or liabilities in active markets.

Level 2 —Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 —Valuations derived from valuation techniques in which one or more significant inputs to the valuation model are unobservable.

The Company considers the carrying amounts of its financial instruments (cash, accounts receivable and accounts payable) in the balance sheet to approximate fair value because of the short-term or highly liquid nature of these financial instruments.

Warrant Liability

Warrants to purchase common stock were issued in connection with equity financing raises, which occurred on December 24, 2020, March 18, 2020, September 10, 2019 and November 6, 2019. The fair values of the warrants are estimated as of the date of issuance and again at each period end using a Black-Scholes option valuation model. At issuance, the fair value of the warrant is recognized as an equity issuance cost within additional paid-in-capital. Fair value adjustments to the warrant liability are recognized in other income (expense) in the statements of operations.

Revenue recognition

On January 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing accounting principles generally accepted in the United States of America (“U.S. GAAP”) including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The Company adopted ASC 606 for all applicable contracts using the modified retrospective method, which would have required a cumulative-effect adjustment, if any, as of the date of adoption. The adoption of ASC 606 did not have a material impact on the Company’s financial statements as of the date of adoption. As a result, a cumulative-effect adjustment was not required.

The Company recognizes revenue predominately from one type of revenue, contract manufacturing. Revenue from contract manufacturing is recognized at the point where the customer obtains control of the goods and the Company satisfies its performance obligation, which generally is at the time it ships the product to the customer.

The Company’s customers consist of other life sciences companies and revenues are concentrated in the United States. Payment terms vary by the type and location of customer and may differ by jurisdiction and customer but payment is generally required in a term ranging from 30 to 60 days from date of shipment.

Estimates for product returns, allowances and discounts are recorded as a reduction of revenue and are established at the time of sale. Returns are estimated through a comparison of historical return data and are determined for each product and adjusted for known or expected changes in the marketplace specific to each product, when appropriate. Historically, sales return provisions have not been material. Amounts accrued for sales allowances and discounts are based on estimates of amounts that are expected to be claimed on the related sales and are based on historical data. Payments for allowances and discounts have historically been immaterial.

As of December 31, 2020 and 2019, the Company did not have any contract assets or contract liabilities from contracts with customers. As of December 31, 2020 and December 31, 2019, there were no remaining performance obligations that the Company had not satisfied.

Share-based compensation

On August 28, 2019, the Company adopted the 2019 Long-Term Incentive Plan (the “2019 Plan”). The 2019 Plan provides for the granting of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights (“SARs”), restricted stock units, performance awards, dividend equivalent rights and other awards, which may be granted singly, in combination, or in tandem, and which may be paid in cash, shares of common stock of the Company or a combination of cash and shares of common stock of the Company. The Company initial reserved a total of 2,000,000 shares of the Company’s common stock for awards under the 2019 Plan.

Effective as of May 26, 2020, the Board approved an increase of the number of authorized shares of common stock reserved under the 2019 Plan from 2,000,000 shares of common stock to 17,000,000 shares of common stock all of which may be delivered pursuant to incentive stock options. Subject to adjustments pursuant to the 2019 Plan, the maximum number of shares of common stock with respect to which stock options or SARs may be granted to an executive officer during any calendar year is 500,000 shares of common stock.

The Company’s 2019 Long-Term Incentive Plan provides certain employees, contractors and outside directors with share-based compensation in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights and other awards. The fair values of incentive stock option award grants are estimated as of the date of grant using a Black-Scholes option valuation model. Compensation expense is recognized in the statements of operations on a straight-line basis over the requisite service period, which is generally the vesting period required to obtain full vesting. Forfeitures are accounted for when they occur.

In June 2018, the FASB issued Accounting Standards Update (“ASU”) No. 2018-07, Compensation - Stock Compensation (Topic 718) - Improvements to Nonemployee Share-Based Payment Accounting. These amendments expand the scope of Topic 718, Compensation - Stock Compensation, to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. This new standard is effective for the Company on January 1, 2020. The Company early adopted this new standard in the third quarter of 2019 and it did not have material impact to its condensed financial statements.

Income taxes

Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates.

Tax benefits are recognized from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by a tax authority and based upon the technical merits of the tax position. The tax benefit recognized in the financial statements for a particular tax position is based on the largest benefit that is more likely than not to be realized upon settlement. An unrecognized tax benefit, or a portion thereof, is presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward if such settlement is required or expected in the event the uncertain tax position is disallowed.

Segment reporting

The Company operates in one business segment as a contract manufacturer of aqueous polymer hydrogels. As a result, the Company’s operations are a single reportable segment, which is consistent with the Company’s internal management reporting.

Comprehensive loss

Comprehensive loss consists of net loss and changes in equity during a period from transactions and other equity and circumstances generated from non-owner sources. The Company’s net loss equals comprehensive loss for all periods presented,

Recently Adopted Accounting Standards

In February 2016, the Financial Accounting Standards Board (the “FASB”) established ASC Topic 842, Leases, by issuing Accounting Standards Update (“ASU”) No. 2016-02, which requires lessees to recognize operating leases on the balance sheet and disclose key information about leasing arrangements. ASC Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases. Leases will be classified as either finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. Lessor accounting under the new standard is substantially unchanged. Additional qualitative and quantitative disclosures are also required.

The Company adopted the new standard on leases on January 1, 2019. The Company currently recognizes an operating lease right-of-use asset and a corresponding lease liability on its condensed balance sheet. The Company also applies the following accounting policies related to this standard:

•	The Company does not recognize ROU assets and liabilities for leases with a term of 12 months or less; and
•	The Company does not separate lease and non-lease components in the Company’s lease contracts.

Recently Issued Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

Financial Instruments—Credit Losses

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduces a model based on expected losses to estimate credit losses for most financial assets and certain other instruments. In November 2019, the FASB issued ASU No. 2019-10 Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842). The update allows the extension of the initial effective date for entities which have not yet adopted ASU No. 2016-02. The standard is effective for annual reporting periods beginning after December 15, 2022, with early adoption permitted for annual reporting periods beginning after December 15, 2018. Entities will apply the standard’s provisions by recording a cumulative effect adjustment to retained earnings. The Company has not yet adopted ASU 2016-13 and currently assessing the impact of this new standard on its financial statements.

Collaborative Arrangements

In November 2018, the FASB issued ASU 2018-18, Collaborative Arrangements (Topic 808). This update clarifies the interaction between ASC 808, Collaborative Arrangements and ASC 606, Revenue from Contracts with Customers (“ASU 2018-18”). The update clarifies that certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, the update precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue if the counterparty is not a customer for that transaction. This update will be effective for the Company for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. ASU 2018-18 should be applied retrospectively to the date of initial application of ASC 606 and early adoption is permitted. The adoption of this standard will not have a material impact on the Company’s financial statements as the Company does not have any collaborative agreements. However, there is a potential for the Company to enter into collaborative agreements in the future, as it expands into consumer markets.

Fair Value Measurement—Disclosure Framework

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which amends ASC Topic 820, Fair Value Measurements. ASU 2018-13 modifies the disclosure requirements for fair value measurements by removing, modifying, or adding certain disclosures. The effective date is the first quarter of fiscal year 2021, with early adoption permitted for the removed disclosures and delayed adoption permitted until fiscal year 2021 for the new disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company has not yet adopted ASU 2018-13 and currently assessing the impact of this new standard on its financial statements.

4. Acquisition

On May 29, 2020, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) whereby the Company purchased all of the outstanding equity securities of Sport Defense LLC, a Delaware limited liability company (“Sports Defense”), from the members of Sport Defense (the “Sellers”). Subsequent to the Closing Date, Sport Defense is a wholly-owned subsidiary of the Company.

Sport Defense is a marketing and distribution company that leverages the unique benefits of ultra-gentle, high-water content hydrogels, manufactured by the Company, to build brands that treat various ailments of the skin caused by athletic training, such as blisters, turf burns, scrapes and skin irritations.

Under the terms of the Purchase Agreement, the purchase price paid to the Sellers was an aggregate of $375 thousand (the “Purchase Price”) which was paid by the Company through the issuance of an aggregate of 9,375,000 shares of the Company’s common stock, par value $0.001 (the “Shares”), which equates to a per share purchase price of $0.04. The Shares are “restricted securities” as such term is defined by Rule 144 promulgated under the Securities Act of 1933, as amended.

Adam Levy, the Company’s Chief Executive Officer and Chief Financial Officer, and Nachum Stein, a member of the Company’s Board of Directors (the “Board”), were each members of Sport Defense and part of the Sellers. Mr. Levy received 1,546,875 of the Shares and Mr. Stein received 3,187,500 of the Shares. Due to the potential conflict of interest that existed because of Messrs. Levy and Stein’s partial ownership of Sport Defense, the Board obtained an independent investment bank to prepare a valuation report with respect to Sport Defense. This valuation report supported the Purchase Price. Also, Mr. Stein recused himself from the vote of the Board regarding the approval to purchase Sport Defense.

The Purchase Agreement and the Sport Defense acquisition were not subject to approval by the shareholders of the Company. The Purchase Agreement contained minimal representations and warranties regarding Sport Defense and certain limited representations and warranties regarding the Company and the Sellers.

The provisional fair value of the purchase consideration issued to the Seller was allocated to the net tangible assets acquired. The Company accounted for the Sports Defense acquisition as the purchase of a business under GAAP under the acquisition method of accounting, and the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net assets acquired was approximately $375 thousand. The excess of the aggregate fair value of the net tangible assets has been allocated to goodwill.

The Company is currently in the process of completing the preliminary purchase price allocation as an acquisition of certain assets. The final purchase price allocation for Sports Defense’s will be included in the Company’s financial statements in future periods. The table below shows preliminary analysis for the Sports Defense acquisition:

Provisional Purchase Consideration at preliminary fair value:
Purchase price	$375
Amount of consideration	$375
Assets acquired and liabilities assumed at preliminary fair value
Inventories	21
Product/Technology related intangibles	31
Marketing related intangibles	8
Customer related intangibles	17
Accounts payable and accrued expenses	(13)
Other liabilities	-
Net tangible assets acquired	$64

Total net assets acquired	$64
Consideration paid	375
Preliminary goodwill	$311

The unaudited pro-forma results of operations are presented for information purposes only. The unaudited pro-forma results of operations are not intended to present actual results that would have been attained had the Sports Defense acquisition been completed as of January 1, 2019 or to project potential operating results as of any future date or for any future periods.

	For the Year Ended December 31,
	2020	2019
Revenues, net	$691	$760
Net loss allocable to common shareholders	$(2,254)	$(1,963)
Net loss per share	$(0.03)	$(0.09)
Weighted average number of shares outstanding	86,707,552	22,945,585

5. Leases

The Company has one operating lease for a commercial manufacturing facility and administrative offices located in Langhorne, Pennsylvania that runs through January 2026.

The right-of-use asset and lease liability from this operating lease were recognized in the opening balance sheet as of January 1, 2019 and are based on the present value of remaining lease payments over the lease term using the Company’s incremental borrowing rate.

The following table presents information about the amount and timing of the liability arising from the Company’s operating lease as of December 31, 2020 ($ in thousands):

Maturity of Lease Liability	Operating Lease Liability
2021	$207
2022	207
2023	207
2024	207
2025	207
Thereafter	18
Total undiscounted operating lease payments	$1,053
Less: Imputed interest	(248)
Present value of operating lease liability	$805
Weighted average remaining lease term	5.0 years
Weighted average discount rate	11.0%

Total operating lease expense for the year ended December 31, 2020 and 2019 was $207 thousand, and is recorded in cost of goods sold and selling, general and administrative expenses on the statement of operations. For the year ended December 31, 2019, the Company recorded lease expense under Accounting Standards Codification Topic 840, Leases, and recognized $207 thousand, which was recorded in cost of goods sold and selling, general and administrative expenses.

Supplemental cash flows information related to leases was as follows ($ in thousands):

December 31,
2019
Cash paid for amounts included in the measurement of lease liability:
Operating cash flows from operating lease	$207

Right-of-use asset obtained in exchange for lease obligation:
Operating lease	$805

6. Inventory

Inventory consists of the following ($ in thousands):

	December 31,	December 31,
	2020	2019
Raw materials	$190	$113
Work-in-progress	22	-
Finished goods	21	-
	233	113
Less: Inventory reserve for excess and slow moving inventory	-	-
Total	$233	$113

As a contract manufacturer, the Company builds its products based on customer orders and immediately ships the products upon completion of the production process.

7. Property and Equipment, Net

Property and equipment consist of the following ($ in thousands):

	Useful Life	December 31,	December 31,
	(Years)	2020	2019
Machinery and equipment	3 - 10	$2,894	$2,893
Office furniture and equipment	3 - 10	49	49
Leasehold improvements	6	228	228
Construction in progress	N/A	461	150
		3,632	3,320
Less: accumulated depreciation and amortization		(3,079)	(3,038)
Property and equipment, net		$553	$282

Depreciation expense for the year ended December 31, 2020 and 2019 was $42 thousand and $67 thousand, respectively.

8. Intangible Assets

The following provides a breakdown of identifiable intangible assets as of December 31, 2020:

December 31, 2020
Product/Technology Related
Identifiable intangible assets, gross	$31
Accumulated amortization	(6)
Product/Technology Related identifiable intangible assets, net	25
Marketing Related
Customer related intangible asset, gross	17
Tradename related intangible asset, gross	7
Accumulated amortization	(2)
Marketing related identifiable intangible assets, net	22
Total Identifiable intangible assets, net	$47

In connection with the acquisitions of Sports Defense, the Company identified intangible assets of $55 thousand representing technology related and customer related intangibles. These assets are being amortized on a straight-line basis over their weighted average estimated useful life of 2.6 years and amortization expense amounted to $8 thousand for the year ended December 31, 2020.

As of December 31, 2020, the estimated annual amortization expense for each of the next five fiscal years is as follows:

2021	$14
2022	14
2023	8
2024	3
2025	2
Thereafter	6
Total	$47

9. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following ($ in thousands):

	December 31,	December 31,
	2020	2019
Salaries, benefits and incentive compensation	$43	$14
Professional fees	-	-
Other	47	14
Total accrued expenses and other current liabilities	$90	$28

10. Common Stock

On September 10, 2019, the Company entered into a Stock Purchase Agreement to issue and sell shares of the Company’s common stock, par value $0.001 per share, in a private placement offering to accredited investors for an aggregate of up to $175 on the initial closing date, and an aggregate of up to $575 of shares of common stock on a subsequent closing date at a price per share equal to $0.053525. On September 10, 2019, certain accredited investors purchased 3,269,500 shares of the Company’s common stock that resulted in cash proceeds of $175 thousand. For their commitment to invest the $175 thousand, the two shareholders who invested in the September 10, 2019 private placement each became a member of the Company’s Board of Directors and gained control of the Company. Their investments carried full ratchet protection on the purchase price per share of $0.053525 because the actual price of the shares in the September 10, 2019 private placement was undetermined at that time. The final price per share of the September 10, 2019 private placement, which was governed by a term sheet dated August 27, 2019, was ultimately determined to be $0.014. On November 6, 2019 and pursuant to the Stock Purchase Agreement, the Company issued an additional 39,999,998 shares of its common stock, par value $0.001 per share, in a private placement offering to accredited investors valued at $0.014 per share and raised $560 thousand. Proceeds from this offering are expected to be used for working capital and general business operations. Upon the completion of the secondary offering on November 6, 2019 that provided for the settlement of the ratchet protection, there was a reclassification from Additional paid-in capital to Common stock for the par value of the 9,230,500 additional shares that were issued to the two shareholders who invested in the September 10, 2019 private placement. Issuance costs related to the September 10, 2019 and November 6, 2019 private placements totaled $5 dollars in legal fees and $56 thousand related to warrants issued as an equity issuance cost. See Note 14– Warrant Liability.

Share issuances

From February 6, 2020 through March 20, 2020, the Company entered into Securities Purchase Agreements with certain accredited investors whereby we sold 15,500,000 shares of our common stock at a price per share equal to $0.04 for an aggregate purchase price of $620,000. Proceeds from this offering are expected to be used for working capital, new product development and testing, and general business operations. The placement agent for the private placement and is entitled to receive a total fee equal to 6% of the total gross proceeds and warrants to purchase the number of shares of Common Stock equal to 10% of the number of shares of Common Stock issued to the Investors, for such services rendered. The warrants are exercisable for 3 years at an exercise price equal to $0.04.

From July 30, 2020 through August 14, 2020, the Company entered into Securities Purchase Agreements with certain accredited investors whereby we sold 6,585,000 shares of our common stock at a price per share equal to $0.06 for an aggregate purchase price of $395,100.

From October 13, 2020 through December 24, 2020, the Company entered into Securities Purchase Agreements with certain accredited investors whereby we sold 4,437,500 shares of our common stock at a price per share equal to $0.08 for an aggregate purchase price of $355,000. Proceeds from this offering are expected to be used for working capital, new product development and testing, and general business operations.

On February 10, 2020, a majority of our stockholder through a written consent approved the following: an amendment to our Restated Certificate of Incorporation which will increase the number of authorized shares of Common Stock from 100,000,000 shares of Common Stock to 3,000,000,000 shares of Common Stock and (ii) an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our Common Stock by a ratio of not less than one-for-thirty and not more than one-for-one hundred, with the exact number to be set at a whole number within this range to be determined by our board of directors in its sole discretion and to authorize our board of directors to implement the reverse stock split by filing an amendment to our Amended and Restated Certificate of Incorporation. On May 26, 2020, the Company filed an amendment to the certificate of incorporation to increase the number of the Company’s authorized shares of common stock from 100,000,000 shares of common stock to 3,000,000,000 shares of common stock. The reverse stock split has not been effected as of date of the filing of this prospectus. For more information on these amendments, please see the Company’s Definitive Information Statement on Schedule 14C filed with the SEC on March 16, 2020.

On February 17, 2020, the Company granted certain equity awards to the members of the Company’s Board of Director with the following terms: each of Messrs. Stefansky and Stein received two annual awards of stock options equal to $40,000 of the Company’s common stock, granted under the Company 2019 Long-Term Incentive Plan (the “Incentive Plan”), with (i) the first grant being the right to purchase up to 2,857,141 shares of the Company’s common stock at a per share exercise price of $0.014 with one-half of such option vesting on March 31, 2020 and the remaining one-half vesting in equal installments on June 30, 2020 and September 30, 2020, respectively, and with an acceleration of any unvested options upon the departure of applicable Board member from the Board for any reason and (ii) the second grant being the right to purchase up to a number of shares of the Company’s common stock equal to $40,000 divided by the Fair Market Value (as defined in the Incentive Plan) of the Company’s common stock as of October 10, 2020 at a per share exercise price equal to Fair Market Value of the Company’s common stock as of October 10, 2020 with one-fourth of such option vesting on each of December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021, respectively, and with an acceleration of any unvested options upon the departure of applicable Board member from the Board for any reason.

On February 17, 2020, the Company granted a restricted stock award of 5,928,571 shares of the Company’s common stock to the Company’s Chief Executive Officer and Chief Financial Officer, Adam Levy, with the following vesting terms: (i) 3/12th of such shares vested as of February 17, 2020; (ii) 1/12th of such shares vest on each of the eight months following February 17, 2020 and (iii) all remaining shares vest on September 10, 2020. In November 2020, the Company issued 5,928,871 shares to our Chief Executive Officer upon the vesting of the restricted stock awards (See Note 12).

At December 31, 2020, the Company has reserved common stock for issuance in relation to the following:

Share-based compensation plan	17,000,000
Warrants to purchase common stock	9,172,500

11. Net Loss Per Common Share

a.	Basic loss per share data is computed using the weighted-average number of shares of common stock outstanding during the period. Diluted loss per share data is computed using the weighted-average number of common and dilutive common-equivalent shares outstanding during the period. Dilutive common-equivalent shares consist of shares that would be issued upon the exercise of stock options and other common stock equivalents, computed using the treasury stock method. The number of shares that may be issued for share-based payment awards under the Company’s 2019 Long-Term Incentive Plan are excluded from the calculation of weighted average dilutive common shares for the year ended December 31, 2019, to the extent they are issued and outstanding, because their effect would be anti-dilutive.

b.	On June 21, 2019, the date of consummation of the Spin-Off, 5,005,211 shares of the Company’s Common Stock, par value $0.001 per share, was distributed to Adynxx shareholders of record as of April 22, 2019. This share amount is being utilized for the calculation of basic and diluted earnings per share for all periods presented prior to the Spin-Off as no common stock was outstanding prior to the date of the Spin-Off. For the year ended December 31, 2019 calculations, these shares are treated as issued and outstanding from January 1, 2019 for purposes of calculating historical basic and diluted earnings per share. The financial statements for 2019 were adjusted herein to reflect the subsequent consummation of the spinout and the inclusion of basic and diluted earnings per share, as described above, consistent with that of the year ended December 31, 2019.

12. Share-based Compensation

On August 28, 2019, the Company adopted the 2019 Long-Term Incentive Plan (the “2019 Plan”). The 2019 Plan provides for the granting of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights (“SARs”), restricted stock units, performance awards, dividend equivalent rights and other awards, which may be granted singly, in combination, or in tandem, and which may be paid in cash, shares of common stock of the Company or a combination of cash and shares of common stock of the Company. The Company initially reserved a total of 2,000,000 shares of the Company’s common stock for awards under the 2019 Plan. Effective as of May 26, 2020, the Board approved an increase of the number of authorized shares of common stock reserved under the 2019 Plan from 2,000,000 shares of common stock to 17,000,000 shares of common stock all of which may be delivered pursuant to incentive stock options., all of which may be delivered pursuant to incentive stock options. Subject to adjustments pursuant to the 2019 Plan, the maximum number of shares of common stock with respect to which stock options or SARs may be granted to an executive officer during any calendar year is 500,000 shares of common stock.

Incentive stock options

In August 2019, pursuant to the terms of the 2019 Plan, the Company awarded options to purchase an aggregate of 1,000,000 shares of common stock to two of its employees and one contractor. Pursuant to the terms of the option agreements, 50% of such options vested on the date of grant, and the remaining 50% of such options will vest on the first anniversary of the date of grant. The term of the options is ten years.

On February 17, 2020, the Company granted certain equity awards to the members of the Company’s Board of Director with the following terms: each of Messrs. Stefansky and Stein received two annual awards of stock options equal to $40,000 of the Company’s common stock, granted under the Company 2019 Long-Term Incentive Plan (the “Incentive Plan”), with (i) the first grant being the right to purchase up to 2,857,141 shares of the Company’s common stock at a per share exercise price of $0.014 with one-half of such option vesting on March 31, 2020 and the remaining one-half vesting in equal installments on June 30, 2020 and September 30, 2020, respectively, and with an acceleration of any unvested options upon the departure of applicable Board member from the Board for any reason and (ii) the second grant being the right to purchase up to a number of shares of the Company’s common stock equal to $40,000 divided by the Fair Market Value (as defined in the Incentive Plan) of the Company’s common stock as of October 10, 2020 at a per share exercise price equal to Fair Market Value of the Company’s common stock as of October 10, 2020, which the Board determined to be $0.06 and equates to 666,667 shares underlying each of the second grants, with one-fourth of such option vesting on each of December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021, respectively, and with an acceleration of any unvested options upon the departure of applicable Board member from the Board for any reason.

In May 2020 and July 2020, pursuant to the terms of the 2019 Plan, the Company awarded options to purchase an aggregate of 5,325,000 shares of common stock to two of its employees and one contractor. Pursuant to the terms of the option agreements, 325,000 of the options vested on the date of grant, and of the 5,000,000 options, 10% of such options vested on the date of grant, and the remaining of such options will vest upon meeting established criteria. The term of the options is ten years.

The following table contains information about the 2020 Plan as of December 31, 2020:

	Awards Reserved for Issuance	Awards Issued	Awards Available for Grant
2019 Plan	17,000,000	13,705,949	3,294,051

The following table summarizes the Company’s incentive stock option activity and related information for the period ended December 31, 2020:

	Number of Options	Weighted Average Exercise Price	Weighted Average Contractual Term in Years
Outstanding at June 21, 2019	-	-	-
Granted	1,000,000	$0.053525	10.0
Exercised	-	-	-
Forfeited	-	-	-
Cancelled	-	-	-
Expired	-	-	-
Outstanding at December 31, 2019	1,000,000	$0.053525	9.6

Granted	12,705,949	$0.0291	10.0
Exercised	-	-	-
Forfeited	-	-	-
Cancelled	-	-	-
Expired	-	-	-
Outstanding at December 31, 2020	13,705,949	$0.027736	9.32
Exercisable at December 31, 2020	12,455,949	$0.024498	9.27

As of December 31, 2020, vested outstanding stock options had $681 thousand intrinsic value as the exercise price is greater than the estimated fair value of the underlying common stock. As of December 31, 2020, there was approximately $72 thousand of total unrecognized share-based compensation related to unvested stock options, which the Company expects to recognize over the next 12 months.

The Company recognizes compensation expense for stock option awards on a straight-line basis over the applicable service period of the award. The service period is generally the vesting period. The following assumptions were used to calculate share-based compensation expense for year ended December 31, 2020:

Volatility	136.81%- 171.47%
Risk-free interest rate	0.29% - 1.39%
Dividend yield	0.0%
Expected term	5.0 – 6.0 years

The Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. Accordingly, the Company has elected to use the “simplified method” to estimate the expected term of its share-based awards. The simplified method computes the expected term as the sum of the award’s vesting term plus the original contractual term divided by two.

Based on the lack of historical data of volatility for the Company’s common stock, the Company based its estimate of expected volatility on a weighted-average of the historical volatility of comparable public companies that manufacture similar products and are similar in size, stage of life cycle, and financial leverage.

Restrictive stock awards

On February 17, 2020, the Company granted a restricted stock award of 5,928,571 shares of the Company’s common stock to the Company’s Chief Executive Officer and Interim Chief Financial Officer, Adam Levy, with the following vesting terms: (i) 3/12th of such shares vested as of February 17, 2020; (ii) 1/12th of such shares vest on each of the eight months following February 17, 2020 and (iii) all remaining shares vest on September 10, 2020.

On March 8, 2021, the Company granted a restricted stock award of 1,383,333 shares of the Company’s common stock to the Adam Levy for his service as our Chief Executive Officer and Chief Financial Officer from October 1, 2020 through September 30, 2021, all of which shares vested immediately.

	Number of Units	Weighted Average Grant Date Fair Value
Granted	7,311,904	$0.023
Exercised and converted to common shares	(5,928,571)	0.014
Forfeited	-	-
Outstanding at December 31, 2020	1,383,333	$0.060

Exercisable at December 31,2020	345,833	$0.060

Under ASC 718, Compensation-Stock Compensation (“ASC 718”), the Company has measured the value of its February 2020 award as if it were vested and issued on the grant date with a value of $83 thousand based on the closing price of the Company's stock at the grant date of the RSU Grant ($0.014 per share). An additional issuance of 1,383,333 shares were granted based on a closing price of the closing price of the Company’s stock at the grant date of the RSU Grant ($0.06 per share). As of December 31, 2020, there was approximately $63 thousand of total unrecognized share-based compensation related to restricted stock awards, which the Company expects to recognize over the next 9 months.

Compensation expense will be recognized ratably over the total vesting schedule. The Company will periodically adjust the cumulative compensation expense for forfeited awards. Stock based compensation of $103 thousand has been recorded for the year ended December 31, 2020.

Warrants

The following table shows a summary of common stock warrants through December 31, 2020:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Contractual Term in Years
Outstanding at December 31, 2019	5,250,000	$0.014000	2.81

Granted	2,117,500	$0.050720	3.30
Exercised	-	-	-
Forfeited	-	-	-
Cancelled	-	-	-
Expired	-	-	-
Outstanding at December 31, 2020	7,367,500	$0.050720	2.05
Exercisable at December 31, 2020	7,367,500	$0.050720	2.05

As of December 31, 2020, vested outstanding warrants had $408 thousand intrinsic value as the exercise price is greater than the estimated fair value of the underlying common stock.

13. Note Payable

PPP Loan

On April 22, 2020, the Company, entered into a promissory note (the “Promissory Note”) with PNC Bank, N.A. (the “Bank”), which provides for a loan in the amount of $147,300 (the “PPP Loan”) pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Loan has a two-year term and bears interest at a rate of 1.0% per annum. Monthly principal and interest payments are deferred for six months after the date of disbursement. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The Promissory Note contains events of default and other provisions customary for a loan of this type. The Paycheck Protection Program provides that the PPP Loan may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act. The Company used the proceeds from the PPP Loan for qualifying expenses and to apply for forgiveness of the PPP Loan in accordance with the terms of the CARES Act. However, the Company cannot completely assure at this time that such forgiveness of the PPP Loan will occur.

Economic Injury Disaster Loan

On May 28, 2020, the Company entered into the standard loan documents required for securing a loan (the “EIDL Loan”) from the SBA under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. Pursuant to that certain Loan Authorization and Agreement (the “SBA Loan Agreement”), the principal amount of the EIDL Loan is up to $260,500, with proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum. Installment payments, including principal and interest, are due monthly beginning May 28, 2021 (twelve months from the date of the SBA Note in the amount of $1,270. The balance of principal and interest is payable thirty years from the date of the SBA Note. In connection therewith, the Company received an $8,000 advance, which does not have to be repaid.

14. Convertible Notes Payable

On December 24, 2020, the Company entered into two Securities Purchase Agreement, dated December 24, 2020 (the “Purchase Agreement”) pursuant to which the Company issued the following (i) $100,000 6% Secured Convertible Promissory Note which was convertible into shares of the Company’s common stock at a price per share of $0.08 and (ii) Common Stock purchase warrants to purchase up to 312,500 shares of common stock with an exercise price of $0.08. The notes are secured by all of the assets and equipment owned by the Company. The notes are due on or before June 24, 2021.

15. Warrant Liability

On December 24, 2020, March 18, 2020, September 10, 2019 and November 6, 2019, the Company issued 255,000, 1,550,000, 1,250,000 and 4,000,000 warrants, respectively, as equity issuance consideration, in connection with a private placement of the Company’s common stock. The warrants entitle the holder to purchase one share of our common stock at an exercise price equal to $0.014 to $0.080 per share at any time on or after their issuance date and on or prior to the close of business 3 years after the issuance date (the “Termination Date”). The Company determined that these warrants are free standing financial instruments that are legally detachable and separately exercisable from the common stock included in the public share offering. Management also determined that the warrants required classification as a liability pursuant to ASC 815. In accordance with the accounting guidance, the outstanding warrants are recognized as a warrant liability on the balance sheet and are measured at their inception date fair value and subsequently re-measured at each reporting period with changes being recorded as a component of other income in the statement of operations.

The fair value of the warrant liabilities was measured using a Black-Scholes model. Significant inputs into the model at the inception are as follows:

Black-Scholes Assumptions	Issuance date(1) December 24, 2020	Issuance date(2) March 18, 2020	Issuance date(3) September 10, 2019	Issuance date(4) November 6, 2019
Exercise Price(1)(2)(3)(4)	$0.08	$0.04	$0.014	$0.014
Warrant Expiration Date (1)(2)(3)(4)	December 24, 2020	March 18, 2023	September 10, 2022	November 6, 2022
Stock Price (5)	$0.08	$0.04	$0.014	$0.014
Interest Rate (annual) (6)	0.17%	0.66%	1.61%	1.60%
Volatility (annual) (7)	172.54%	137.41%	139.84%	138.48%
Time to Maturity (Years)	3.0	3.0	3.0	3.0
Calculated fair value per share	0.0692188	$.0307299	$0.01091	$0.1095
Future Estimated Quarterly Dividend per share(8)		$—	$—	$—

Significant inputs into the model at the reporting period measurement dates are as follows:

Black-Scholes Assumptions	Issuance date December 31, 2020	Issuance date December 31, 2020	Issuance Date December 31, 2020	Issuance date December 31, 2020
Exercise Price(1)(2)(3)(4)	$0.08	$0.04	$0.014	$0.014
Warrant Expiration Date (1)(2)(3)(4)	December 24, 2020	March 18, 2023	September 10, 2022	November 6, 2022
Stock Price (5)	$0.08	$0.04	$0.014	$0.014
Interest Rate (annual) (6)	0.17%	0.13%	0.13%	1.13%
Volatility (annual) (7)	172.38%	172.38%	172.38%	172.38%
Time to Maturity (Years)	2.98	2.21	1.85	1.69
Calculated fair value per share	0.0692188	$.0307299	$0.01091	$0.1095
Future Estimated Quarterly Dividend per share(8)		$—	$—	$—

Black-Scholes Assumptions	Year ending December 31, 2019	Year ending December 31, 2019
Exercise Price(1)(2)(3)(4)	$0.014	$0.014
Warrant Expiration Date (1)(2)(3)(4)	September 10, 2022	November 6, 2022
Stock Price (5)	$0.014	$0.014
Interest Rate (annual) (6)	1.62%	1.62%
Volatility (annual) (7)	137.47%	137.47%
Time to Maturity (Years)	2.70	2.85
Calculated fair value per share	$0.01045	$0.01064
Future Estimated Quarterly Dividend per share(8)	$—	$—

(1) Based on the terms provided in the warrant agreement related to the issuance of common stock of on December 24th, 2020

(2) Based on the terms provided in the warrant agreement related to the issuance of common stock of on March 18th, 2020

(3) Based on the terms provided in the warrant agreement related to the issuance of common stock of on September 10th, 2019

(4) Based on the terms provided in the warrant agreement related to the issuance of common stock of on November 6th, 2019

(5) Based on the observable transaction value of common stock of per the most recent stock issuance financing agreements.

(6) Interest rate for U.S. Treasury Bonds, as of the issuance dates and each presented period ending date, as published by the U.S. Federal Reserve.

(7) Based on the historical daily volatility of Guideline Public Companies and each presented period ending date.

(8) Current estimated dividend payments beyond initial four quarters. At a future date, the company will review the working capital needs and make a final determination of any future dividend payments.

The warrants outstanding and fair values at each of the respective valuation dates are summarized below:

Warrant Liability	Warrants Outstanding	Fair Value per Share	Fair Value
Fair Value at initial measurement date of 9/10/2019	1,250,000	$0.01091	$14

Fair Value at initial measurement date of 11/6/2019	4,000,000	$0.01085	$43
Fair Value as of period ending 12/31/2019	5,250,000		$56
Fair Value at initial measurement dates of 2020	1,805,000	$0.03671	$65
Change in fair value of warrant liability			2
Fair Value as of period ending 12/31/2020	7,055,000		$123

The warrant liabilities are considered Level 3 liabilities on the fair value hierarchy as the determination of fair value includes various assumptions about of future activities and the Company’s stock prices and historical volatility of Guideline Public Companies as inputs. As of December 31, 2020, none of the warrants have been exercised.

16. Related Party Transactions

Convertible Promissory Note

On December 24, 2020, the Company issued a Secured Convertible Promissory Notes in the amount of $100,000 to Mr. Stein, a member of the board of directors and an entity affiliated to Mr. Stein, N&F Trust 774 (See Note 14).

Sports Defense Acquisition

On May 29, 2020, the Company entered into a Membership Interest Purchase Agreement whereby the Company purchased all of the outstanding equity securities of Sport Defense LLC. , Adam Levy, the Company’s Chief Executive Officer and Chief Financial Officer, and Nachum Stein, a member of the Company’s Board of Directors (the “Board”), were each members of Sport Defense and part of the Sellers. Mr. Levy received 1,546,875 of the shares and Mr. Stein received 3,187,500 of the shares (See Note 4).

Advances

Dr. Jerome Zeldis, a member of the Company Board, has an outstanding balance due of $30,000 for services as of December 31, 2020.

The Spin-off

While the Company was owned by Adynxx, the Company was included within the consolidation process of Adynxx. The Company’s operating losses of $612 million in the year ending December 31, 2019 were included within Adynxx’s financial results.

All significant intercompany transactions and related party transactions between the Company and Adynxx have been included in these financial statements, as these statements were prepared on a “carve-out basis” prior to the Spin-Off. For the year ended December 31, 2019, cash flows from our Adynxx was $1.35 million, all of which were cash advances. The total net effect of the settlement of these transactions detailed above is reflected in the Statements of Cash Flows as a financing activity and in the Balance Sheets as parent’s net investment of $1,345 as of December 31, 2019.

17. Income Taxes

The Company has established a full valuation allowance for its deferred tax assets based on management’s belief that it is not more likely than not that the related deferred tax assets will be realized. For the years ended December 31, 2020 and 2019, there was no income tax expense or benefit.

At December 31, 2020 and December 31, 2019, the Company had no recorded tax liabilities for uncertain tax positions. The Company has not yet filed any federal or state income tax returns for its stand-alone operations for years that are open for examination. The Company does not expect any significant changes to the estimate amount of liabilities associated with uncertain tax positions in the next 12 months.

Pursuant to the Spin-off, the Company and Alliqua BioMedical, Inc. entered into a Tax Matters Agreement to provide for the payment of tax liabilities and entitlement of refunds; allocation of the responsibility for, and cooperation in, filing of tax returns; and other matters relating to taxes for the pre- and post-Spin-off periods.

Prior to the consummation of the Spin-Off, NexGel’s operating results were included in Adynxx consolidated U.S. federal and state income tax returns. For the purposes of the Company's Consolidated and Combined Financial Statements for periods prior to the Separation, income tax expense and deferred tax balances have been recorded as if the Company filed tax returns on a standalone basis separate from Adynxx. The Separate Return Method applies the accounting guidance for income taxes to the standalone financial statements as if the Company was a separate taxpayer and a standalone enterprise prior to the separation from Adynxx.

The income tax (benefit) provision consists of the following:

For The Years Ended December 31
	2020	2019
Federal:
Current	$-	$-
Deferred	-	-
State and local:
Current	-	-
Deferred	-	-
Income tax provision	$-	$-

Company has established a full valuation allowance for its deferred tax assets based on management’s belief that it is not more likely than not that the related deferred tax assets will be realized. For the years ended December 31, 2020 and 2019, the expected tax benefit based on the statutory rate reconciled with the actual benefit is as follows:

	For The Years Ended December 31,
	2020	2019
U.S. federal statutory rate	21.0%	21.0%
State tax rate, net of federal benefit	5.3%	5.3%
Permanent differences
Non-deductible expenses	(1.27)%	(0.7)%
State tax change	0.0%	0.0%
Change in valuation allowance	(25.03)%	(25.6)%
Income tax provision	0.0%	0.0%

For the years ended December 31, 2020 and 2019, differences between the expected tax expense based on the federal statutory rate and the actual tax expense is primarily attributable to losses for which no benefit is recognized.

As of December 31, 2020 and 2019, the Company’s deferred tax assets consisted of the effects of temporary differences attributable to the following:

	As of December 31,
	2020	2019
Deferred tax assets:
Net operating loss carryforwards	$2,494	$2,110
Intangible Assets	-	-
Other	3	2
Total deferred tax assets	2,497	2,112
Valuation allowance	(2,382)	(2,072)
Deferred tax assets, net of valuation allowance	$115	$40
Deferred tax liabilities:
Property and equipment, net	(115)	(40)
Total deferred tax liabilities	(115)	(40)
Net deferred tax liabilities	$-	$-

The deferred tax assets associated with net operating losses included in the table above reflect proforma net operating losses as if the Company were a separate taxpayer during the periods presented. As of December 31, 2020 and 2019, reported approximately $10.0 million and $8.0 million of federal NOL carryovers, respectively, which begin to expire in 2029 and through 2036. Similarly, the subsidiary’s Pennsylvania state returns reported state NOL carryovers of approximately $10 million and $7.9 million, as of December 31, 2020 and 2019, respectively. However, these loss carryforwards on a separate company basis may be subject to limitations on the amounts that may be utilized pursuant to Internal Revenue Code section 382 and applicable state law. Section 382 imposes significant limitations on the utilization of net operating losses after certain changes of corporate ownership. The Company will need to determine the amount of loss carryforwards that may be utilized in the future as necessary.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of the deferred tax assets is dependent upon the future generation of taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance against net deferred tax assets at December 31, 2020 and 2019 because management has determined that it is more likely than not that these deferred tax assets will not be realized.

The Company is subject to taxation in the U.S. and various states. Based on the history of net operating losses all jurisdictions and tax years are open for examination until the operating losses are utilized or the statute of limitations expires. As of December 31, 2020 and 2019, the Company does not have any significant uncertain tax positions.

18. Concentrations of Risk

The Company’s revenues are concentrated in a small group of customers with some individually having more than 10% of total revenues.

Revenues from three customers that exceeded 10% of total revenues for the year ended December 31, 2020 were 45%, 22%, and 11%. The accounts receivable from the top three customers were 57%, 0%, and 0% as well as 12% from one other customer of the total accounts receivable as of December 31, 2020.

Revenues from four customers that exceeded 10% of total revenues for the year ended December 31, 2019 were 38%, 17%, 13% and 10%. Accounts receivable from these same four customers were 0%, 13%, 0% and 34% as well as 43% from three other customers of the total accounts receivable as of December 31, 2019.

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash. Cash balances are maintained principally at major U.S. financial institutions and are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to regulatory limits. From time to time, cash balances may exceed the FDIC insurance limit. The Company has not experienced any credit losses associated with its cash balances in the past.

19. Subsequent Events

Auctus Financing

On March 11, 2021 (the “Issuance Date”), the Company entered into a securities purchase agreement (the “Auctus Purchase Agreement”) with Auctus Fund, LLC, a Delaware limited liability company (“Auctus”), pursuant to which the Company issued to Auctus a senior secured convertible promissory note in the principal amount of $1,500,000 (the “Auctus Note”). The net proceeds received by the Company were $1,337,000 (after deducting fees and expenses related to the transaction, including a payment to Alere (as defined and discussed below). The Company intends to use the net proceeds for working capital and general corporate purposes.

The Auctus Note has a maturity date of one year from the Issuance Date. The Auctus Note bears interest at a rate of 12% per annum, which is also payable on maturity, with the understanding that the first 12 months of interest (equal to $180,000) is guaranteed and deemed to be earned in full as of the Issuance Date. In the event the Company fails to pay any amount when due under the Auctus Note, the interest rate will increase to the greater of 16% or the maximum amount permitted by law. The Auctus Note may be prepaid during the first 180 calendar days from the Issuance Date subject to a 110% prepayment penalty on all principal and accrued but unpaid interest then outstanding. The Auctus Note may not be paid in whole or in part after 180 calendar days from the Issuance Date.

Auctus may convert any amount due under the Auctus Note at any time, and from time to time, into shares of the Company’s common stock at a conversion price of $0.10 per share; provided, however, that Auctus may not convert any portion of the Auctus Note that would cause it to beneficially own in excess of 4.99% of the Company’s common stock. The conversion price and number of shares of the Company’s common stock issuable upon conversion of the Auctus Note will be subject to adjustment from time to time for any subdivision or consolidation of shares and other standard dilutive events.

The Auctus Note contains a number of events of default, including but not limited to the following: (i) the Company’s failure to be quoted or listed (as applicable) on the OTCQB, OTCQX, any tier of the NASDAQ Stock Market, the New York Stock Exchange, or the NYSE American within 120 days of the Issuance Date (the “Trading Date”) and (ii) the Company’s failure to file a registration statement covering the Auctus’ resale at prevailing market prices (and not fixed prices) of all of the common stock underlying the Auctus Note and the Auctus Warrants (as defined below) within 30 calendar days following the Issuance Date, (ii) cause the registration statement to become effective within 150 calendar days following the Issuance Date. An event of default is subject to a confession of judgement against the Company in the favor of Auctus. Additionally, the Auctus Note is secured by all of the assets of the Company pursuant to a security agreement that was entered into in connection with the issuance of the Auctus Note (the “Security Agreement”); provided, however, the Security Agreement will be automatically terminated as of the Trading Date assuming no event of default then exists.

In connection with the issuance of the Auctus Note, Auctus was also issued two five-year warrants as follows: the first warrant was to purchase up to an aggregate of 6,000,000 shares of the Company’s common stock at an exercise price of $0.125 per share (the “First Auctus Warrant”) and the second warrant was to purchase up to an aggregate of 5,000,000 shares of the Company’s common stock at an exercise price of $0.15 per share (the “Second Auctus Warrant”). The First Auctus Warrant and the Second Auctus Warrant are referred to herein as the “Auctus Warrants” and the shares of the Company’s common stock underlying the Auctus Warrants are referred to as the “Auctus Warrant Shares”.

Auctus may not exercise the Auctus Warrants with respect to any number of Auctus Warrant Shares that would cause it to beneficially own in excess of 4.99% of the Company’s common stock. The Auctus Warrants may be exercised for cash, or, if the “market price” of the Company’s common stock is greater than the Auctus Warrant’s exercise price, and there is not an effective registration statement covering the Auctus Warrant Shares, the Auctus Warrants may be exercised on a cashless basis. The number of shares of common stock to be deliverable upon exercise of the Auctus Warrants is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events, or in the event the Company effects a reorganization, reclassification, merger, consolidation, disposition of assets, or other fundamental transaction.

Pursuant to the Auctus Purchase Agreement, the Company granted Auctus piggyback registration rights with respect to the shares underlying the Auctus Note and the Auctus Warrant. In addition, the Company agreed that, while any amount remains unpaid under the Auctus Note, it would not sell securities on more favorable terms than those provided to Auctus, without adjusting Auctus’ terms accordingly. Further, among other things, the Company agreed that, while any amount remains unpaid under the Auctus Note, it would not enter into any variable rate transactions.

Further and in connection with the issuance of the Auctus Note, the Company entered into a registration rights agreement with Auctus (the “Registration Rights Agreement”) whereby it the Company agreed to (i) file with the Securities and Exchange Commission a registration statement covering resale by Auctus at prevailing market prices (and not fixed prices) of all of the common stock underlying the Auctus Note and the Auctus Warrants within 30 calendar days following the Issuance Date, (ii) cause the registration statement to become effective within 150 calendar days following the Issuance Date.

Alere Financial, A Division of Cova Capital Partners, LLC (“Alere”), served as the placement agent for the Auctus Note and received a total cash fee equal to $120,000 (or 8% of the principal amount of the Auctus Note). Mr. Levy, the Company’s Chief Executive Officer and Chief Financial Officer, is affiliated with Alere but has waived any portion of such fee received by Alere to which he is entitled as an affiliate of Alere.

Private Placement

From January 1, 2021 through March, 2021, the Company entered into Securities Purchase Agreements with certain accredited investors whereby we sold 3,562,500 shares of our common stock at a price per share equal to $0.08 for an aggregate purchase price of $285,000.

Equity Grants

On March 8, 2021, the Company granted a restricted stock award of 1,383,333 shares of the Company’s common stock to the Adam Levy for his service as our Chief Executive Officer and Chief Financial Officer from October 1, 2020 through September 30, 2021. This equity award fully vested as of the date of grant.

On March 8, 2021, the Company granted Dr. Jerome Zeldis, a member of the Company Board, an option to purchase up to 666,667 shares of the Company’s common stock at a per share exercise price of $0.06 under the Company’s 2019 Long-Term Incentive Plan. This option award fully vested as of the date of grant.

Board of Director Appointment

On March 8, 2021, the Company appointed Steven Glassman to the Board of Directors to serve for a term expiring at the next annual meeting of stockholders or until his successor is duly elected and qualified. On March 8, 2021 and in consideration for his appointment to the board of directors, the Company granted Mr. Glassman an option to purchase up to 500,000 shares of common stock at a per share exercise price of $0.08 under the Company’s 2019 Long-Term Incentive Plan. This option award fully vested as of the date of grant.

Paycheck Protection Program – Phase II

On March 4, 2021, the Company received a second PPP Loan in the amount of $127 thousand under Phase II of the Paycheck Protection Program which commenced on January 13, 2021 and allowed certain businesses that received an initial PPP Loan to seek a second draw PPP Loan.

NEXGEL, INC.

Up to 26,000,000 Shares of Common Stock

PROSPECTUS

, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

We are paying all of the Selling Stockholder expenses related to this offering, except that the Selling Stockholder will pay any applicable underwriting discounts and commissions. The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

Securities and Exchange Commission Registration Fee		$327.30
Accounting Fees and Expenses		$4,500
Legal Fees and Expenses		$40,000
Printing Expenses	$	None
Miscellaneous Fees and Expenses	$	None
Total		$44,827.30

Item 14. Indemnification of Directors and Officers.

Our Amended and Restated Certificate of Incorporation limit our directors’ liability to the fullest extent permitted under Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

• for any breach of a director’s duty of loyalty to us and our stockholders;

• for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

• under Section 174 of the Delaware General Corporation Law (unlawful payment of dividends or redemption of shares); or

• for any breach of a director’s duty of loyalty to us or our stockholders.

If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Delaware law provides, and our Amended and Restated Bylaws will provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

We intend to maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for certain actions taken in their capacities as directors and officers. We believe that these provisions in our Amended and Restated Certificate of Incorporation and Bylaws and any such insurance policy are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification

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Item 15. Recent Sales of Unregistered Securities.

On September 10, 2019, the Company entered into a Stock Purchase Agreement to issue and sell shares of the Company’s common stock, par value $0.001 per share, in a private placement offering to accredited investors for an aggregate of up to $175 on the initial closing date, and an aggregate of up to $575 of shares of common stock on a subsequent closing date at a price per share equal to $0.053525. On September 10, 2019, certain accredited investors purchased 3,269,500 shares of the Company’s common stock that resulted in cash proceeds of $175 thousand. For their commitment to invest the $175 thousand, the two shareholders who invested in the September 10, 2019 private placement each became a member of the Company’s Board of Directors and gained control of the Company. Their investments carried full ratchet protection on the purchase price per share of $0.053525 because the actual price of the shares in the September 10, 2019 private placement was undetermined at that time. The final price per share of the September 10, 2019 private placement, which was governed by a term sheet dated August 27, 2019, was ultimately determined to be $0.014. On November 6, 2019 and pursuant to the Stock Purchase Agreement, the Company issued an additional 39,999,998 shares of its common stock, par value $0.001 per share, in a private placement offering to accredited investors valued at $0.014 per share and raised $560 thousand. Proceeds from this offering are expected to be used for working capital and general business operations. Upon the completion of the secondary offering on November 6, 2019 that provided for the settlement of the ratchet protection, there was a reclassification from Additional paid-in capital to Common stock for the par value of the 9,230,500 additional shares that were issued to the two shareholders who invested in the September 10, 2019 private placement. Issuance costs related to the September 10, 2019 and November 6, 2019 private placements totaled $5 though dollars in legal fees and $56 thousand related to warrants issued as an equity issuance cost.

From February 6, 2020 through March 20, 2020, the Company entered into Securities Purchase Agreements with certain accredited investors and issued an aggregate of 15,500,000 shares of the Company’s common stock at a price per share equal to $0.04 for an aggregate purchase price of $620,000 (the “Private Placement”). Alere Financial, A Division of Cova Capital Partners, LLC (“Alere”), served as the placement agent for the Private Placement and received a total fee equal to 6% of the total gross proceeds and warrants to purchase the number of shares of common stock equal to 10% of the number of shares of common stock issued to the Investors, for such services rendered. Alere’s warrants are to be in a customary form reasonably acceptable to Alere, exercisable for 3 years at an exercise price equal to $0.04. Mr. Levy, the Company’s Chief Executive Officer and Chief Financial Officer, is affiliated with Alere but has waived any portion of such fee received by Alere to which he is entitled as an affiliate of Alere.

On May 29, 2020, the Company entered into a Membership Interest Purchase Agreement whereby the Company purchased all of the outstanding equity securities of Sport Defense LLC, a Delaware limited liability company (“Sports Defense”), from the members of Sport Defense for an aggregate of $375,000 which was paid by the Company through the issuance of an aggregate of 9,375,000 shares of the Company’s common stock, which equates to a per share purchase price of $0.04. Adam Levy, the Company’s Chief Executive Officer and Chief Financial Officer, and Nachum Stein, a member of the Company’s Board of Directors (the “Board”), were each members of Sport Defense and part of the Sellers. Mr. Levy received 1,546,875 of the shares and Mr. Stein received 3,187,500 of the shares. Due to the potential conflict of interest that existed because of Messrs. Levy and Stein’s partial ownership of Sport Defense, the Board obtained an independent investment bank to prepare a valuation report with respect to Sport Defense. This valuation report supported the purchase price. Also, Mr. Stein recused himself from the vote of the Board regarding the approval to purchase Sport Defense.

From July 30, 2020 through August 17, 2020, the Company entered into Securities Purchase Agreements with certain accredited investors and issued an aggregate of 6,585,000 shares of the Company’s common stock at a price per share equal to $0.06 for an aggregate purchase price of $395,100.

From October 13, 2020 through March 8, 2020, the Company entered into Securities Purchase Agreements with certain accredited investors whereby we sold 8,000,000 shares of our common stock at a price per share equal to $0.08 for an aggregate purchase price of $640,000. Alere served as the placement agent for the private placement and is entitled to receive a total fee equal to $41,200 (or 8% of the total gross proceeds raised from the Investors introduced by Alere to the Company) and warrants to purchase 515,000 shares of Common Stock (or 8% of the number of shares of Common Stock issued to the Investors introduced by Alere to the Company). Alere’s warrants are to be in a customary form reasonably acceptable to Alere, exercisable for 3 years at an exercise price equal to $0.08

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All of the shares issued and sold described above were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act. Each investor represented that it was an accredited investor (as defined by Rule 501 under the Securities Act).

Item 16. Exhibits and Financial Statement Schedules.

(a) The following Exhibits, as required by Item 601 of Regulation SK, are attached or incorporated by reference, as stated below.

2.1	Form of Asset Contribution and Separation Agreement between Alliqua BioMedical, Inc. and AquaMed Technologies, Inc. (incorporated by reference to Exhibit 2.3 to Form S-1, filed with the SEC on January 9, 2019).

2.2	Form of Tax Matters Agreement between Alliqua BioMedical, Inc. and AquaMed Technologies, Inc. (incorporated by reference to Exhibit 2.4 to Form S-1, filed with the SEC on January 9, 2019).

2.3	Form of Bill of Sale and Assignment and Assumption Agreement between Alliqua BioMedical, Inc. and AquaMed Technologies, Inc. (incorporated by reference to Exhibit 2.5 to Amendment No. 1 to Form S-1, filed with the SEC on March 11, 2019).

2.4	Amendment No. 2, dated April 19, 2019, to Agreement and Plan of Merger (incorporated by reference to Exhibit 2.6 to Amendment No. 3 to Form S-1, filed with the SEC on April 19, 2019)

3.1	Certificate of Incorporation of AquaMed Technologies, Inc. (incorporated by reference to Exhibit 3.1 to Form S-1, filed with the SEC on January 9, 2019).

3.2	Certificate of Amendment to Certificate of Incorporation of AquaMed Technologies, Inc. (incorporated by reference to Exhibit 3.2 to Form S-1, filed with the SEC on January 9, 2019).

3.3	Amended and Restated Certificate of Incorporation of AquaMed Technologies, Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 1 to Form S-1, filed with the SEC on March 11, 2019).

3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of AquaMed Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed with the SEC on November 14, 2019)

3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of NexGel, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed with the SEC on May 29, 2020)

3.6	Amended and Restated Bylaws of AquaMed Technologies, Inc. (incorporated by reference to Exhibit 3.5 to Amendment No. 1 to Form S-1, filed with the SEC on March 11, 2019).

4.1	12% Senior Secured Promissory Note, dated March 11, 2021, issued to Auctus Fund, LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on March 17, 2021)

4.2	First Common Stock Purchase Warrant, Dated March 11, 2021, issued to Auctus Fund, LLC (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on March 17, 2021)

4.3	Second Common Stock Purchase Warrant, Dated March 11, 2021, issued to Auctus Fund, LLC (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the SEC on March 17, 2021)

5.1*	Opinion of Quick Law Group PC

10.1	Assignment and Amended and Restated Lease, dated as of January 25, 2002, by and between 2150 Cabot LLC, Embryo Development Corporation and Hydrogel Design Systems, Inc. (incorporated by reference to Exhibit 10.1 to Form S-1, filed with the SEC on January 9, 2019).

10.2	Amendment to Lease, dated as of February 23, 2007, by and between 2150 Cabot LLC and Hydrogel Design Systems, Inc. (incorporated by reference to Exhibit 10.2 to Form S-1, filed with the SEC on January 9, 2019).

10.3	Third Amendment to Lease, dated as of February 27, 2009, by and between Exeter 2150 Cabot, L.P and Hydrogel Design Systems, Inc. (incorporated by reference to Exhibit 10.3 to Form S-1, filed with the SEC on January 9, 2019).

10.4	Assignment and Assumption of Lease Agreement, dated as of February 27, 2009, by and among Exeter 2150 Cabot, L.P, Hydrogel Design Systems, Inc. and Aquamed Technologies, Inc. (incorporated by reference to Exhibit 10.4 to Form S-1, filed with the SEC on January 9, 2019).

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10.5	Fourth Amendment to Lease, dated as of July 24, 2013, by and between Exeter 2150 Cabot, L.P and Aquamed Technologies, Inc. (incorporated by reference to Exhibit 10.5 to Form S-1, filed with the SEC on January 9, 2019).

10.6	Form of Stock Purchase Agreement between NexGel, Inc. and certain accredited investors (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the SEC on March 27, 2020)

10.7	Membership Interest Purchase Agreement dated May 29, 2020 by and among NexGel, Inc. and the members of Sports Defense LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the SEC on May 29, 2020)

10.8	Form of 2019 Incentive Plan (incorporated by reference to Exhibit 10.22 to Amendment No. 3 to Form S-1, filed with the SEC on April 19, 2019)

10.9	Form of Incentive Option Agreement under 2019 Incentive Plan (incorporated by reference to Exhibit 10.23 to Amendment No. 3 to Form S-1, filed with the SEC on April 19, 2019)

10.10	Form of Nonqualified Stock Option Agreement under 2019 Incentive Plan (incorporated by reference to Exhibit 10.24 to Amendment No. 3 to Form S-1, filed with the SEC on April 19, 2019)

10.11	Form of Restricted Stock Award Agreement under 2019 Incentive Plan (incorporated by reference to Exhibit 10.25 to Amendment No. 3 to Form S-1, filed with the SEC on April 19, 2019)

10.12	Securities Purchase Agreement, dated March 11, 2021, between NexGel, Inc. and Aucuts Fund, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 17, 2021)

10.13	Security Agreement, dated March 11, 2021, between NexGel, Inc. and Aucuts Fund, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on March 17, 2021)

10.14	Registration Rights Agreement, dated March 11, 2021, between NexGel, Inc. and Aucuts Fund, LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on March 17, 2021)

21.1*	Subsidiaries of Registrant*

23.1*	Consent of Turner, Stone & Company, L.L.P.

23.2*	Consent of Quick Law Group PC (included in Exhibit 5.1)

* Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however , that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Langhorne, State of Pennsylvania on April 9, 2021.

NEXGEL, INC.

By:	/s/ Adam Levy
Name:	Adam Levy
Title:	Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of NexGel, Inc., a NexGel, Inc., a Delaware corporation, do hereby constitute and appoint Adam Levy as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date	Title

/s/ Adam Levy	April 9, 2021	Chief Executive Officer, President and Chief Financial Officer (Principal Executive Officer and Principal Accounting Officer)
Adam Levey		(Principal Executive Officer)

/s/ David Stefansky	April 9, 2021	Director
David Stefansky

/s/ Nachum Stein	April 9, 2021	Director
Nachum Stein

/s/ Jerome B. Zeldis	April 9, 2021	Director
Jerome B. Zeldis

/s/ Steven Glassman	April 9, 2021	Director
Steven Glassman